EXHIBIT 10.11
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                              AMENDED AND RESTATED
                                 LOAN AGREEMENT

                          Dated as of October 1, 1998

                                      among

                            PRIME GROUP REALTY, L.P.,
                                   as Borrower
                                       and
                            PRIME GROUP REALTY TRUST

                                       and

                              LASALLE NATIONAL BANK
                                    as Lender




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
                                      INDEX
                                      -----

                                                                        Page No.
                                                                        --------
1.  DEFINITIONS......................................................       1
         1.1    General Terms........................................       1
         1.2    Accounting Terms.....................................       9
         1.3    Certain Matters of Construction......................       9

2.  LOANS; FEES; TERMS OF PAYMENT....................................       9
         2.1    Revolving Credit Facility. ..........................       9
         2.2    Borrowing Procedures.................................      10
         2.3    Payments and Prepayments.............................      10
         2.4    Intentionally Deleted. ..............................      11
         2.5    Interest.............................................      11
         2.6    Fees.................................................      13
         2.7    Payment Dates........................................      14
         2.8    Intentionally Deleted. ..............................      14
         2.9    Renewals; Conversion and Continuation of Loans.......      14
         2.10   Indemnity............................................      15
         2.11   Change in Legality...................................      15
         2.12   Unavailability of Deposits or Inability to
                 Ascertain, or Inadequacy of Libor Rate..............      16
         2.13   Increased Cost and Reduced Return....................      16
         2.14   Discretion of the Lender as to Manner of Funding.....      17

3.  TERM OF THIS AGREEMENT; PREPAYMENTS..............................      17
         3.1    Term.................................................      17
         3.2    Prepayment; Termination..............................      18
         3.3    Mandatory Prepayment.................................      18
         3.4    Collateral Security..................................      18

4.  CONDITIONS PRECEDENT.............................................      19
         4.1    Closing; Conditions to Initial Loan and Closing......      19
         4.2    Condition to All Loans...............................      21

5.  GENERAL CONTINUING WARRANTIES AND REPRESENTATIONS................      22
         5.1    Office...............................................      22
         5.2    Existence............................................      23
         5.3    Authority............................................      23
         5.4    No Breach............................................      23
         5.5    Solvency.............................................      24
         5.6    Compliance With Laws. ...............................      25
         5.7    Actions or Proceedings...............................      25
         5.8    Trademarks, Licenses, etc............................      25
         5.9    Financial Statements.................................      25

                                                                        Page No.
                                                                        --------
         5.10   Conduct of Business..................................      26
         5.11   Environmental Laws...................................      26
         5.12   Permits and Licenses.................................      27
         5.13   ERISA................................................      28
         5.14   Intentionally Deleted................................      28
         5.15   Tax Obligations.  ...................................      28
         5.16   Employee Controversies...............................      29
         5.17   Full Disclosure. ....................................      29
         5.18   Bank Boston Credit Agreement.........................      29

6.  INCORPORATION OF NEGATIVE COVENANTS..............................      29
         6.1-6.9Incorporation of Negative Covenants..................      29
         6.10   Independent Enforcement of Negative Covenants by
                the Lender...........................................      30
         6.11   Leases...............................................      30

7.  INCORPORATION OF AFFIRMATIVE COVENANTS - GENERAL.................      30
         7.1-7.17Incorporation of Affirmative Covenants..............      30
         7.18   Independent Enforcement of Affirmative Covenants
                by the Lender........................................      30
         7.19   Use of Proceeds......................................      31
         7.19   Leases, Lease Approvals..............................      31

8.  AFFIRMATIVE COVENANTS - REPORTING................................      31
         8.1    Reports, Covenant Compliance Certificates............      31
         8.2    Intentionally Deleted................................      31
         8.3    Other Information and Changes........................      31
         8.4    Confidentiality......................................      32

9.  COVENANTS - FINANCIAL............................................      32
         9.1    Incorporation of Financial Covenants.................      32
         9.2    Independent Enforcement of Financial Covenants
                by the Lender........................................      32

10. EVENTS OF DEFAULT................................................      32
         10.1   Payment..............................................      33
         10.2   Breach of Covenants..................................      33
         10.3   Breach of Representation.............................      33
         10.4   Attachment or Levy...................................      33
         10.5   Voluntary Insolvency.................................      33
         10.6   Involuntary Insolvency...............................      33
         10.7   Injunction...........................................      34
         10.8   Governmental Lien....................................      34
         10.9   Judgment.............................................      34
         10.10  Other Indebtedness...................................      34
         10.11  Bank Boston Credit Agreement.........................      34
         10.12  ERISA Reportable Event...............................      34
         10.13  Breach of Covenants..................................      35

11. RIGHTS AND REMEDIES..............................................      35
         11.1   Rights and Remedies Generally........................      35
         11.2   Rights Cumulative....................................      36

12. TAXES AND EXPENSES...............................................      36

13. CERTAIN WAIVERS..................................................      36
         13.1   Application of Payments..............................      36
         13.2   Demand, etc.  .......................................      37

14. NOTICES..........................................................      37

15. CHOICE OF LAW AND VENUE..........................................      38

16. INDEMNITY........................................................      38

17. GENERAL PROVISIONS...............................................      39
         17.1   Acceptance...........................................      39
         17.2   Binding Agreement....................................      39
         17.3   Section Headings.....................................      40
         17.4   Construction.........................................      40
         17.5   Severability.........................................      40
         17.6   Entire Agreement.....................................      40
         17.7   No Fiduciary Relationship or Joint Venture...........      40
         17.8   Publicity............................................      40
         17.9   Counterparts.........................................      40
         17.10  Conflict.............................................      41
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                                                                        Page No.
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18. WAIVER OF JURY TRIAL.............................................      41

19. PARTNER LIABILITY................................................      41
         19.1   Limited Recourse to Company..........................      41
         19.2   Limited Recourse to Partners of Borrower other
                than Company.........................................      41

                       AMENDED AND RESTATED LOAN AGREEMENT
                       -----------------------------------

     THIS AMENDED AND RESTATED LOAN AGREEMENT,  dated as of October 1, 1998,  is
entered  into  by  and  between  the  "Lender"  and   "Borrower"  and  "Company"
(hereinafter defined).

                                R E C I T A L S:
                                ----------------

     A. The Lender has made certain revolving financing accommodations available to the Borrower pursuant to that certain Loan Agreement dated as of January 28, 1998 between Lender, Borrower and Company ("Existing Agreement"); and

     B. The Borrower has requested that Lender make certain modifications to the Existing Agreement and the Lender is willing to make such modifications upon the terms and conditions set forth in this Agreement.

     NOW,  THEREFORE,   in  consideration  of  the  parties'  mutual  agreements
contained herein, the parties hereby agree that effective upon the date hereof the Existing Agreement is amended and restated in its entirety as follows:

1.  DEFINITIONS

1.1 General Terms

     As used in this Agreement, the following terms shall have the following definitions:

     "AFFILIATE" shall mean any Person (a) that directly or indirectly, through one or more intermediaries, controls or is controlled by, or is under common control with Borrower, (b) that directly or beneficially owns or holds five percent (5%) or more of any class of the interests of Borrower, (c) five percent (5%) or more of whose voting stock (or in the case of a Person which is not a corporation, five percent (5%) or more of the equity interest or economic value of which) is owned directly or beneficially or held by Borrower, or (d) five percent (5%) or more of whose voting stock (or in case of a Person which is not a corporation, five percent (5%) or more of the equity interest or economic value of which) is owned directly or beneficially or held by a Person referred to in (a), (b) or (c) above.

     "AGREEMENT" shall mean this Amended and Restated Loan Agreement, any and all exhibits or schedules thereto, any and all concurrent or subsequent riders to this Loan Agreement and any extensions, supplements, amendments, modifications or restatements to or of this Loan Agreement and/or to or of any such rider.

     "ASSIGNMENT OF LEASES AND RENTS" shall mean that certain Assignment of Leases and Rents dated as of January 28, 1998, as amended from time to time from the Mortgagor to Lender pursuant to which the Borrower shall grant and assign Lender a security interest and assignment of Mortgagor's interest as lessor with respect to all leases and rents of all or any part of the Indiana Property, including without limitation, the Indiana Property Lease, as security for the Obligations.

     "AUTHORIZED REPRESENTATIVE" shall mean W. Michael Karnes and any other corporate officer designated in writing to Lender by any of the aforementioned officers.

     "BANK BOSTON CREDIT AGREEMENT" shall mean that certain Credit Agreement by and among Borrower, Company, Bank Boston, N.A. and Prudential Securities Credit Corporation dated November 17, 1997, as amended by that certain First Amendment to Credit Agreement dated as of December 15, 1997, and by that certain Second Amendment to Credit Agreement dated as of March 16, 1998, as amended and restated by that certain Third Amendment to Credit Agreement dated as of March 30, 1998, and as amended by that certain Fourth Amendment to Credit Agreement dated as of September 24, 1998 and that certain Fifth Amendment to Credit Agreement dated as of October __, 1998, a copy of which Third Amendment, Fourth Amendment and Fifth Amendment is attached hereto as Exhibit B.

     "BENEFIT PLAN" shall mean an employee pension benefit plan of Borrower or an ERISA Affiliate, as defined in Section 3(2) of ERISA, which is subject to Title IV of ERISA.

     "BORROWER" shall mean Prime Group Realty, L.P., a Delaware limited partnership, with its chief executive office and principal place of business at 77 West Wacker Drive, Suite 3900, Chicago, Illinois, 60601.

     "BORROWER'S BOOKS" shall mean all of Borrower's books and records including, but not limited to: minute books; ledgers; records indicating, summarizing, or evidencing Borrower's assets, liabilities, and all information relating thereto; records indicating, summarizing, or evidencing Borrower's business operations or financial condition; records indicating, summarizing, or evidencing Borrower's compliance with or problems or activities concerning Laws; and all computer programs, disc or tape files, printouts, runs, and other computer prepared information and the equipment containing such information and any software necessary to operate the same.

     "BORROWER'S LOAN ACCOUNT" shall mean a loan account maintained by Lender on its books in which shall be recorded (i) all loans and advances made by Lender to Borrower pursuant to this Agreement, (ii) all payments made by Borrower on all such loans and advances, and (iii) all other appropriate debits and credits as provided in this Agreement, including, without limitation, all Out-of-Pocket Fees and Costs and interest; all such entries shall be made by Lender in accordance with Lender's customary accounting practices as in effect from time to time.

     "BUSINESS DAY" shall mean (a) any day other than a Saturday, Sunday, or other day on which banks in Illinois are required to be closed, and (b) relative to the making of Eurodollar Loans, any day on which dealings in Dollars are carried on in the interbank Eurodollar market which also satisfies the criteria set forth in (a) above.

     "CAPITAL EXPENDITURES" shall mean, with respect to any period, the aggregate of all expenditures (whether paid in cash or accrued as liabilities and including expenditures for capitalized lease obligations) by Borrower during such period that are required by Generally Accepted Accounting Principles to be included in or reflected by the property, plant, or equipment or similar fixed asset accounts in the balance sheet of Borrower.

     "CLOSING" shall have the meaning set forth in Section 4.1 hereof.

     "CODE" shall mean the Uniform Commercial Code of the State of Illinois as in effect from time to time during the term hereof and any and all terms used in this Agreement which are not otherwise defined herein but are defined in the Code shall be construed and defined in accordance with the meaning and definition ascribed to such terms under the Code.

     "COMMITMENT" shall mean the Lender's commitment to make Loans to the Borrower in an aggregate amount not to exceed the Maximum Facility.

     "COMMON SHARES" shall have the same meaning as set forth in the Bank Boston Credit Agreement.

     "COMMON UNITS" shall have the same meaning as set forth in the Bank Boston Credit Agreement.

     "COMPANY" shall mean Prime Group Realty Trust, a Maryland trust.

     "CONTRIBUTING   SPONSOR"  shall  mean  any  person   described  in  Section
4001(a)(13) of ERISA with respect to a Benefit Plan.

     "DEFAULT RATE" shall have the meaning set forth in Section 2.5(b) hereof.

     "DISTRIBUTION" shall mean the declaration or payment of any dividend or distribution of cash or cash equivalents to the holders of any Equity Interests, or any distribution or payment to any officer, employee or director of the Borrower or the Company, other than reasonable employee compensation.

     "DOLLAR(S)" and the sign "$" shall mean lawful currency of the United States of America.

     "EFFECTIVE DATE" shall mean the date on which the conditions precedent for initial Loans under Section 4 hereof have been satisfied and the initial Loan has been made.

     "ENVIRONMENTAL  LAWS"  shall have the  meaning  set forth in  Section  5.11 hereof.

     "ENVIRONMENTAL REPORTS" shall have the same meaning as set forth in the Bank Boston Credit Agreement and in addition shall include that certain Environmental Report dated December 16, 1997, prepared by Carlson Environmental, Inc. with respect to the Indiana Property.

     "EQUITY INTERESTS" shall mean, collectively, all equity ownership interests in the Borrower or the Company including, without limitation, the Common Shares, the Preferred Shares, the Common Units and the Preferred Units.

     "EQUITY PROSPECTUS" shall have the same meaning as set forth in the Bank Boston Credit Agreement.

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended, and all references to sections thereof shall include such sections and any predecessor and successor provisions thereto.

     "ERISA AFFILIATE" shall mean each trade or business (whether or not incorporated) which, together with Borrower, would be treated as a single employer under Section 4001(a)(14) of ERISA or IRC Sections 414(b), (c), (m),
(n) or (o), as applicable.

     "EURODOLLAR LOAN" shall mean any Loan with respect to which the Borrower shall have selected an interest rate based on the Libor Rate in accordance with the provisions of Section 2.5(a) of this Agreement; provided, however, that there shall not be in excess of four (4) Eurodollar Loans outstanding at any one time.

     "EVENT OF DEFAULT" shall mean the occurrence of any one or more of the events set forth in Section 10 of this Agreement.

     "EXCESS INTEREST" shall have the meaning set forth in Section 2.5(c) hereof.

     "FAIR VALUE" shall mean Borrower's assets and liabilities as determined in accordance with Generally Accepted Accounting Principles, except that assets shall be reflected at present fair saleable value and liabilities shall reflect a complete statement of liabilities, fixed or contingent, direct or indirect, disputed or undisputed, whether or not required to be reflected on a balance sheet prepared in accordance with Generally Accepted Accounting Principles.

     "FEDERAL FUNDS EFFECTIVE RATE" shall mean for any day, a fluctuating rate of interest equal for each day during such period to (i) the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day by the Federal Reserve Bank of New York; or (ii) if such rate is not so published for any day, the average of the quotations for such day on such transactions received by Lender from three (3) federal funds brokers of recognized standing selected by it.

     "FISCAL YEAR" shall mean with respect to Borrower, the fiscal accounting period of Borrower each year ending on December 31 of each calendar year.

     "FORMATION TRANSACTIONS" shall have the same meaning as set forth in the Bank Boston Credit Agreement.

     "GENERALLY ACCEPTED ACCOUNTING PRINCIPLES" shall mean, with respect to any date of determination, generally accepted accounting principles as used by the Financial Accounting Standards Board and/or the American Institute of Certified Public Accountants consistently applied.

     "GUARANTOR SUBSIDIARIES" shall mean the partnerships, limited liability companies and corporations identified on Schedule 1.1 hereto (including, without limitation, Mortgagor), and any other partnerships, limited liability companies or corporations hereafter approved by the Lender which are at least 99% owned by Borrower and which execute and deliver a Subsidiary Guaranty in favor of the Lender.

     "HAZARDOUS MATERIALS" shall have the meaning set forth in Section 5.11 hereof.

     "INDEBTEDNESS" shall have the same meaning as set forth in the Bank Boston Credit Agreement.


     "INDEMNIFIED  PERSONS"  shall  have the  meaning  set forth in  Section  16 hereof.

     "INDIANA PROPERTY" shall mean that certain tract of real property owned by Mortgagor consisting of approximately 31 acres, together with the warehouse building comprised of approximately 450,000 square feet and all other improvements located thereon, located at 475 Superior Avenue, Munster, Indiana.

     "INDIANA PROPERTY LEASE" shall mean that certain lease for the Indiana Property dated May 1, 1988 between Mortgagor, as landlord, and General Electric Company, as tenant.

     "INSOLVENCY PROCEEDING" shall mean, with respect to any Person, any proceeding commenced by or against such Person, under any provision of the United States Bankruptcy Code, as amended, or under any other bankruptcy, reorganization or insolvency law, or any assignment for the benefit of creditors, formal or informal moratorium, compositions or extensions with some or all creditors of such Person.

     "INTEREST PERIOD" shall mean: (i) as to any Eurodollar Loan, the period commencing on the date of such Eurodollar Loan and ending on the date thereafter selected by the Borrower, not to exceed in any event 180 days, and (ii) as to any Reference Rate Loan, the period commencing on the date of such Reference Rate Loan and ending on the earlier of (A) the last Business Day of each calendar month, and (B) the expiration or earlier termination of this Agreement; provided, however, that (i) if any Interest Period would end on a day that shall not be a Business Day, such Interest Period shall be extended to the next succeeding Business Day, (ii) no Interest Period with respect to any Loan shall end later than the Termination Date, and (iii) interest shall accrue from and including the first day of an Interest Period to and excluding the last day of such Interest Period.

     "IRC" shall mean the Internal Revenue Code of 1986, as amended, and all references to sections thereof shall include such sections and any predecessor and successor provisions thereto.

     "JUDICIAL OFFICER OR ASSIGNEE" shall mean any trustee, receiver, controller, custodian, assignee for the benefit of creditors or any other Person or entity having powers or duties like or similar to the powers and duties of a trustee, receiver, controller, custodian, or assignee for the benefit of creditors.

     "LAWS" shall mean all ordinances, statutes, rules, regulations, codes, orders, injunctions, writs or decrees of any government, whether federal, state, municipal or local, of any political subdivision or agency thereof, or of any court, board or similar entity established by any of the foregoing having jurisdiction over the property, assets, business or operations of a Person.

     "LENDER" shall mean LaSalle National Bank, a national banking association, together with its successors and assigns.

     "LIBOR RATE" shall mean, with respect to any Eurodollar Loan for any Interest Period, the interest rate per annum equal to the quotient obtained by dividing (x) the rate of interest determined by Lender to be the average of the rate per annum at which deposits in U.S. dollars are generally offered in the London Interbank Bank at 11:00 A.M. London time, two (2) Business Days before the first day of such Interest Period, for a period equal to such Interest Period and in the amount of the applicable Eurodollar Loan, by (y) the difference between one hundred percent (100%) and any applicable reserve requirements (rounded upward to the nearest whole multiple of one hundredth (1/100) of one percent (1%) per annum), including, without limitation, any statutory maximum requirement for Lender to hold reserves for "Eurocurrency Liabilities" under Regulation D of the Board of Governors of the Federal Reserve System (or any similar reserves under any successor regulation or regulations).

     "LIEN" shall have the same meaning as set forth in the Bank Boston Credit Agreement.

     "LOAN  DOCUMENTS"  shall  mean  this  Agreement,  the  Note,  the  Security
Documents, the Subsidiary Guaranty, and all other agreements, documents and instruments now or hereafter evidencing, securing or otherwise relating to the Loans.

     "LOANS" shall have the meaning set forth in Section 2.1 hereof.

     "LOSSES" shall have the meaning set forth in Section 16 hereof.

     "MAJOR LEASE" shall mean with respect to the Indiana Property, any lease (including, without limitation, the Indiana Property Lease) of 100,000 square feet or more, and any guaranty of the tenant's obligations under any such lease.

     "MAJOR TENANTS" shall mean as to any Major Lease, those tenants that are parties to that Major Lease and any guarantors of those tenant's obligations thereunder.

     "MATERIAL ADVERSE EFFECT" shall mean a material adverse effect on (i) any of the Mortgaged Properties, (ii) the business, result of operations or financial condition of the Borrower, the Company, and the Related Companies taken as a whole, (iii) the ability of the Borrower, the Company, Mortgagor, or any other of the Guarantor Subsidiaries to perform their obligations under the Loan Documents, or (iv) the validity or enforceability of any of the Loan Documents or the remedies or material rights of the Lender thereunder.

     "MAXIMUM FACILITY" shall mean $15,000,000.

     "MORTGAGE" shall mean that certain Mortgage, Assignment of Leases and Rents, Security Agreement and Financing Statement dated as of January 28, 1998 as amended from time to time delivered by Mortgagor to Lender pursuant to which the Mortgagor shall convey the Indiana Property as security for the Obligations.

     "MORTGAGED PROPERTIES" shall have the same meaning as set forth in the Bank Boston Credit Agreement, and in addition, shall be deemed to include, without limitation, the Indiana Property.

     "MORTGAGOR" shall mean 475 Superior Avenue, L.L.C., a Delaware limited liability company, which is 100% owned by the Borrower.

     "MULTIEMPLOYER PLAN" shall mean a plan described in Section 4001(a)(3) of ERISA which covers employees of Borrower or any ERISA Affiliate.

     "NET OFFERING PROCEEDS" shall mean all net cash proceeds received after the date hereof by the Borrower or the Company as a result of the sale of common, preferred or other classes of stock of the Company or the issuance of limited partnership interests in the Borrower after deducting customary costs and discounts of issuance paid by the Company or Borrower in connection therewith.

     "NOTE" shall mean the Revolving Loan Note dated as of January 28, 1998 attached hereto as Exhibit A, as amended from time to time.

     "OBLIGATIONS"   shall  mean  all  loans,   advances,   overdrafts,   debts,
liabilities (including without limitation any and all amounts charged to Borrower's account pursuant to any agreement authorizing Lender to charge Borrower's Loan Account), obligations, covenants, lease payments, guarantees and duties owing by Borrower to Lender of any kind or description (whether advanced pursuant to or evidenced by this Agreement, by the Note, or by any other Loan Document), whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising (or otherwise as a result of a payment made by Lender on behalf of Borrower as permitted under this Agreement or any other Loan Documents) and further including without limitation all interest, all Out-of-Pocket Fees and Costs which Borrower is required to pay or reimburse by this Agreement or any other Loan Document, by law or otherwise.

     "OUT-OF-POCKET FEES AND COSTS" shall have the meaning set forth in Section 2.6(b) hereof.

     "PBGC" shall mean the Pension Benefit Guaranty Corporation or any successor agency.

     "PARTICIPANT" shall mean any Person now or from time to time hereafter participating with the Lender in any of the Loans made or issued by the Lender to Borrower pursuant to this Agreement.

     "PERMITTED ACQUISITIONS" shall have the same meaning as set forth in the Bank Boston Credit Agreement.

     "PERMITTED DEVELOPMENTS" shall have the same meaning as set forth in the Bank Boston Credit Agreement.

     "PERSON" shall mean any individual, sole proprietorship, partnership, joint
venture,   trust,   unincorporated   organization,   association,   corporation,
institution, entity or governmental entity.

     "POTENTIAL DEFAULT" shall mean any event which through the passage of time, service of notice or both, would mature into an Event of Default.

     "PREFERRED SHARES" shall have the same meaning as set forth in the Bank Boston Credit Agreement.

             "PREFERRED UNITS" shall have the same meaning as set forth in the Bank Boston Credit Agreement.

             "PROHIBITED  TRANSACTION"  shall mean any transaction  described in
Section 406 of ERISA which is not exempt by reason of Section 408 of ERISA, and any transaction described in Section 4975(c) of the IRC which is not exempt by reason of Sections 4975(c)(2) or (d) of the IRC, and which could result in any excise tax, fine, penalty or other liability being imposed on Borrower.

     "RATE" shall have the meaning set forth in Section 2.5(a) hereof.

     "REAL  ESTATE"  shall have the same meaning as set forth in the Bank Boston
Credit  Agreement,   and  in  addition  shall  be  deemed  to  include,  without limitation, the Indiana Property.

     "REAL ESTATE ASSETS" shall have the same meaning as set forth in the Bank Boston Credit Agreement, and in addition shall be deemed to include, without limitation, the Indiana Property.

     "REFERENCE RATE" shall mean the greater of (i) the variable per annum rate of interest announced from time to time by LaSalle at its corporate headquarters in Chicago, Illinois, as its Prime Rate or equivalent rate, or (ii) the Federal Funds Effective Rate in effect from time to time, plus one-half of one percent (.50%) per annum. The "Prime Rate" is one of LaSalle's index rates and merely serves as a basis under which effective rates of interest are calculated for loans making reference thereto and may not be the lowest or best rate at which LaSalle calculates interest or extends credit.

     "REFERENCE RATE LOAN" shall mean any Loan with respect to which Borrower shall have selected an interest rate based upon the Reference Rate in accordance with the provisions of Section 2.5(a) of this Agreement.

     "REGULATORY AGENCIES" shall mean any national, federal, state, local or other government or political subdivision or any agency, authority, bureau, commission, department or instrumentality thereof, or any court.

     "RELATED COMPANIES" shall have the same meaning as set forth in the Bank Boston Credit Agreement.

     "RELEASE" shall have the meaning set forth in Section 5.11 hereof.

     "REPORTABLE EVENT" shall mean a reportable event described in Section 4043 of ERISA or the regulations thereunder, for which the thirty (30) day notice requirement has not been waived.

     "SECURITY DOCUMENTS" shall mean the Mortgage, Assignment of Leases and Rents and all other documents granting or evidencing security interests in the Indiana Property or any portion thereof to secure the Obligations.

     "SUBSIDIARY" shall mean any corporation, partnership, limited liability company, association, trust or other business entity of which the designated parent or other controlling Person shall at any time own, directly or indirectly, through a Subsidiary or Subsidiaries at least a majority (by number of votes) of the outstanding Voting Interests.

     "SUBSIDIARY GUARANTY" shall mean that certain Guaranty of Payment and Performance dated as of January 28, 1998 made and delivered by each of the Guarantor Subsidiaries in favor of the Lender, as modified by that certain First Amendment to Guaranty dated February 17, 1998, and as further modified by that certain Release and Reaffirmation of Guaranty dated as of the date hereof.

     "TERMINATION DATE" shall have the meaning set forth in Section 2.1.

     "TOTAL EQUITY CAPITAL" shall mean the Borrower's total equity capital determined in a manner consistent with that used in preparing Borrower's consolidated financial statements for its fiscal year ending December 31, 1997.

     "UNCURED DEFAULT" shall mean an Event of Default which shall be continuing.

     "VOTING INTERESTS" shall have the same meaning as set forth in the Bank Boston Credit Agreement.

1.2 ACCOUNTING TERMS.

     Any accounting terms used in this Agreement which are not specifically defined herein shall have the meanings customarily given them in accordance with Generally Accepted Accounting Principles. In the event that changes in Generally Accepted Accounting Principles shall be mandated by the Financial Accounting Standards Board and/or the American Institute of Certified Public Accountants or any similar accounting body of comparable standing, or shall be recommended by

Borrower's certified public accountants, to the extent that such changes would modify such accounting terms or the interpretation or computation thereof as contemplated by this Agreement at the time of execution hereof, then in such event such changes shall be followed in defining such accounting terms only after the Borrower and Lender shall have agreed to amend this Agreement to reflect the original intent of such terms in light of such changes, and such terms shall continue to be applied and interpreted without such change until such agreement.

1.3 CERTAIN MATTERS OF CONSTRUCTION.

     The terms "herein" "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular section, paragraph or subdivision. Any pronoun used shall be deemed to cover all genders. The section titles, table of contents and list of exhibits appear as a matter of convenience only and shall not affect the interpretation of this Agreement. All references to statutes and related regulations shall include any amendments of same and any successor statutes and regulations. All references to any instruments or agreements, including, without limitation, references to any of the Loan Documents shall include any and all modifications or amendments thereto and any and all extensions or renewals thereof. The Recitals to this Agreement are incorporated into this Agreement in their entirety and deemed to be a part hereof. Wherever covenants or definitions from the Bank Boston Credit Agreement are incorporated and/or restated in this Agreement, any defined terms or references to sections or schedules or exhibits in such covenants or definitions shall have the same meaning as ascribed to such defined terms in the Bank Boston Credit Agreement and shall be deemed to be references to such sections, schedules or exhibits of the Bank Boston Credit Agreement.

2.  LOANS; FEES; TERMS OF PAYMENT.

2.1 REVOLVING CREDIT FACILITY.

     Subject to the terms and provisions of this Agreement including without limitation, that no Event of Default or Potential Default has occurred and all other conditions precedent to lending under Section 4 hereof have been satisfied, upon the request of Borrower, made at any time and from time to time prior to January 31, 1999 (the "Termination Date"), the Lender agrees to make loans and advances (hereinafter individually referred to as a "Loan" and collectively as the "Loans") to Borrower from time to time so long as the aggregate amount of the Revolving Loans outstanding at any time does not exceed the Maximum Facility.

     The Loans shall be evidenced by, and repayable in accordance with the Note.

2.2 BORROWING PROCEDURES.

     Lender shall have received, on or before 11:00 a.m. Chicago time, one (1) Business Day prior to the date a Loan is to be made, if a Reference Rate Loan, or three (3) Business Days prior to the date a Loan is to be made, if a Eurodollar Loan, (i) an oral request from Borrower for a Loan in a specific amount (and a request in writing, which shall be delivered to Lender on the same Business Day, executed by an Authorized Representation of Borrower), (ii) designation whether the Loan is to be a Eurodollar Loan or a Reference Rate Loan, and if such Loan is to be a Eurodollar Loan, the Interest Period or Interest Periods with respect thereto, and (iii) copies of all other documents which the Borrower is required to deliver to Lender hereunder. If such request for a Loan is received by Lender one (1) business day before the day a Reference Rate Loan is to be made or three (3) Business Days prior to the date a Eurodollar Loan is to be made, subject to the other terms and conditions of this Agreement, Lender will make such Loan on the applicable day on which such Loan is to be funded hereunder, subject to any delays beyond Lender's reasonable control, provided that Lender shall not be liable for any damages or liabilities for the failure to so make any Loan on the day requested unless such failure was due to Lender's gross negligence or wilful misconduct. If no election as to the type of Loan is specified in any such notice by Borrower, then such Loan shall be a Reference Rate Loan. If no Interest Period is specified with respect to a Eurodollar Loan in such notice, then Borrower shall be deemed to have selected an Interest Period of one month's duration. Each request for a Reference Rate Loan shall be in a minimum amount of $100,000. Notwithstanding anything contained in this Agreement to the contrary, Borrower may not have more than four (4) Eurodollar Loans outstanding at any one time, and each request for a Eurodollar Loan shall be in a minimum initial increment of $100,000.

     2.3 PAYMENTS AND PREPAYMENTS.

     (a) Notwithstanding anything to the contrary set forth in this Agreement, each Loan shall be due and payable on the earlier of (i) 180 days after the Lender's funding thereof, or (ii) the Termination Date. Borrower shall make each payment in respect of the principal of and interest on the Loans and any other payments due under this Agreement not later than 12:00 p.m. Chicago time on the day when due, in Dollars, to the Lender at the Lender's office in Chicago, Illinois in immediately available funds.

     (b) After the occurrence of an Event of Default resulting from failure to pay any Obligations hereunder, Lender may (but shall not be obligated to) debit the amount of any such payment which is not made by such time to any ordinary deposit account of Borrower with Lender and shall give notice thereof to the Borrower, provided the failure to give such notice does not affect the validity of such debit.

     (c) Borrower shall, at the time of making such payment under this Agreement or the Note, specify to the Lender the Loans or other amounts payable by Borrower hereunder to which such payment is to be applied. Absent receipt of such notice from the Borrower, the Lender may apply any payments received from the Borrower in any order or priority determined by the Lender in its sole discretion.

     (d) Each payment received by the Lender under this Agreement or the Note shall be deemed paid to Lender on the same Business Day of receipt by Lender if received by 1:00 p.m. Chicago time, or otherwise on the next successive Business Day, at the office of the Lender.

     (e) Except as otherwise provided in Section 2.10 hereof, any prepayment of the Obligations by Borrower shall be without premium or penalty, other than the imposition of the Default Rate of interest, where applicable.

     (f) The Lender shall render monthly statements of the Obligations owing by Borrower to the Lender, including statements of all principal, interest, and Out-of-Pocket Fees and Costs owing, and such statements shall be prima facie evidence to be correct and accurate and constitute an account stated between the Borrower and the Lender unless, within thirty (30) days after receipt thereof by the Borrower, the Borrower shall deliver to the Lender, at the Lender's place of business indicated in Section 14 hereof, written objection thereto specifying the error or errors, if any, contained in any such statement. Any balance credited to the Borrower's account, less monies remitted, paid or otherwise advanced by the Lender to or for the Borrower's account, and less any other sums due to the Lender as provided in this Agreement, shall be remitted to the Borrower when all Obligations owed by the Borrower to the Lender have been paid in full.

     2.4 INTENTIONALLY DELETED.

     2.5 INTEREST.

     (a) All Obligations owed by the Borrower to Lender (except for Eurodollar Loans and those Obligations evidenced by a promissory note other than the Note, or covered by any other Section of this Agreement or other agreement which specifically provides for a rate of interest different from that provided for herein) shall bear interest, on the unpaid principal balance thereof, at a rate per annum (computed on the basis of the actual number of days elapsed over a 360 day year) (the "Rate") equal to the Reference Rate, payable monthly in arrears on the first Business Day of each calendar month.

          Each Eurodollar Loan shall bear interest on the unpaid principal balance thereof at a rate per annum (computed on the basis of the actual number of days elapsed over a 360-day year) equal to the Libor Rate for the Interest Period in effect for such Loan, plus 1.95%. Interest on Eurodollar Loans shall be payable in arrears on the earlier of (i) last day of each calendar month during the applicable Interest Period, or (ii) on the last day of such Interest Period.

          In addition to calculations of the Rate as provided above, in the event that the Reference Rate announced is, from time to time hereafter, changed, adjustment in the Rate shall be made on the effective date of such change in the Reference Rate. The Rate, as adjusted, shall apply to all Obligations (except as provided above with respect to Eurodollar Loans or where otherwise specifically provided) owed on the date following the date on which the adjustment is made and shall continue to apply to such Obligations owed during succeeding months until the Reference Rate is adjusted again. Lender shall use reasonable efforts to notify Borrower of each change in the Reference Rate as soon as practicable, but Borrower's obligation to pay all interest at the Rate and Default Rate as provided in this Agreement shall not be affected by, nor shall Lender have any liability for, any failure to so notify Borrower.

     (b) Notwithstanding the foregoing, the Obligations shall bear interest, from and after the occurrence of an Event of Default and for so long as an Event of Default shall be an Uncured Default and without constituting a waiver of any such Event of Default, on the balances owing from time to time, at a rate per annum equal to four (4) percentage points above the Rate (the "Default Rate"), payable on demand. In addition, the Borrower shall pay to the Lender a late charge equal to three (3) percent of any amount of principal and/or interest and/or charges on the Loans which is not paid within ten (10) days of the date when due.

     (c) It is the intention of Lender and Borrower to comply with the laws of the State of Illinois, and notwithstanding any provision to the contrary contained herein or in the other Loan Documents, Borrower shall not be required to pay, and Lender shall not be permitted to collect, any amount in excess of the maximum amount of interest permitted by applicable law ("Excess Interest"). If any Excess Interest is provided for or determined to have been provided for by a court of competent jurisdiction in this Agreement or in any of the other Loan Documents, then in such event (i) the provisions of this Section shall govern and control; (ii) Borrower shall not be obligated to pay any Excess Interest; (iii) any Excess Interest that Lender may have received hereunder shall be, at Lender's option, (A) applied as a credit against either the outstanding principal balance of the Loans or accrued and unpaid interest hereon, (B) refunded to the payor thereof, or (C) any combination of the foregoing; (iv) the interest rate(s) provided for herein shall be automatically reduced to the maximum rate allowed under applicable law, and this Agreement and the other Loan Documents shall be deemed to have been, and shall be, reformed and modified to reflect such reduction; and (v) Borrower shall not have any action against Lender for any damages arising out of the payment or collection of any Excess Interest. Notwithstanding the foregoing, if any interest payment or other charge or fee payable hereunder or under any of the other Loan Documents exceeds the maximum amount then permitted by applicable law, then to the extent permitted by law, Borrower shall be obligated to pay the maximum amount then permitted by applicable law and Borrower shall continue to pay the maximum amount from time to time permitted by applicable law until all such interest payments and other charges and fees otherwise due hereunder or under any of the other Loan Documents (in the absence of such restraint imposed by applicable law) have been paid in full.

     (d) Lender may, upon notice to Borrower, at its option, charge any interest and fees payable hereunder or under any of the other Loan Documents to Borrower's Loan Account, and any amounts so charged shall thereupon constitute Obligations hereunder and shall thereafter accrue interest as provided for in this Agreement.

     2.6 FEES.

     In consideration of Lender' establishing the Maximum Facility hereunder and making of the Loans hereunder, Borrower shall pay to the Lender, the following fees and charges:

     (a) A facility fee equal to $82,500.00, previous receipt of which is acknowledged by Lender.

     (b) All reasonable out-of-pocket fees, costs and expenses ("Out-of-Pocket Fees and Costs"), incurred by Lender in connection with (i) any bank charges in connection with opening and maintaining and transferring funds from any depository account and depositing funds for collection by Lender on account of the Obligations; (ii) wire transfer fees in connection with Lender's forwarding to Borrower the proceeds of Loans hereunder; (iii) photocopying and other mechanical or electronic reproduction expenses in connection with Lender's rights of inspection under this Agreement or any other Loan Document or in connection with any service utilized by Lender to perform such functions; (iv) expenses in connection with the documentation, negotiation and closing of the Loans, including without limitation title insurance charges and escrow fees (including any and all amendments or waivers with respect hereto), (v) the fees, costs and expenses for attorneys and paralegals
          (A) incurred by Lender in connection with the documentation, negotiation and Closing of the Loans described herein, or incurred by Lender in connection with any and all amendments or waivers with respect thereto entered into at or after the Closing of the Loans, and the enforcement of Lender's rights hereunder and under the other Loan Documents, (B) incurred by the Lender in connection with any suit by or involving the Lender in enforcing or defending this Agreement or any portion hereof, including without limitation, attorneys' and paralegals' fees and costs incurred in connection with appellate proceedings in any appeals court, and (C) incurred by the Lender obtaining advice and legal services with respect to drafting, negotiating, amending, restating, restructuring, terminating, enforcing or defending this Agreement, or any portion hereof or any of the other Loan Documents, whether or not suit is brought. All such Out-of-Pocket Fees and Costs shall be part of the Obligations, payable on demand.

     2.7 PAYMENT DATES.

     Any payment due under this Agreement on any day other than a Business Day shall be due on the next succeeding Business Day, and such payment shall bear interest in accordance herewith until actually received.

     2.8 INTENTIONALLY DELETED.

     2.9 RENEWALS; CONVERSION AND CONTINUATION OF LOANS.

     (a) Upon maturity of any Eurodollar Loan, the Borrower may renew all or any part of any Eurodollar Loan to it from Lender with a Loan of the same or a different type from Lender, subject to the conditions and limitations set forth herein and elsewhere in this Agreement. Any Eurodollar Loan or part thereof so renewed shall be deemed to be repaid in accordance with this Section 2 with the proceeds of a new borrowing hereunder and the proceeds of the new Loan, to the extent such proceeds do not exceed the principal amount of the Eurodollar Loan being renewed, shall not be paid by the Lender to Borrower. Nothing in this Section 2.9(a) shall be deemed a limitation on the Borrower's obligations under Section 2.3(a) above.

     (b)  The  Borrower  shall  have the right at any time,  upon  notice to the
          Lender given in the manner and at the times specified in this Agreement with respect to the Loans into which conversion or continuation is to be made, to convert its Eurodollar Loans into Reference Rate Loans, to convert its Reference Rate Loans into Eurodollar Loans (specifying the Interest Period to be applicable thereto), to convert the Interest Period applicable to any of its Eurodollar Loans to another permissible Interest Period, and to continue any of its Eurodollar Loans into a subsequent Interest Period of any permissible duration, subject to the terms and conditions of this Agreement, and to the following:

          (i) each conversion shall be effected by Lender by applying the proceeds of the new Reference Rate Loan or Eurodollar Loan, as the case may be, to the Reference Rate Loan or Eurodollar Loan (or portion thereof) being converted; accrued interest on a Loan (or portion thereof) being converted or continued shall be paid by the Borrower at the time of conversion or continuation; and

          (ii) If any Eurodollar Loan is converted at any time other than the end of an Interest Period applicable thereto, the Borrower shall make such payments associated therewith as are required pursuant to Section 2.10 at the time such Eurodollar Loan shall be converted to a Reference Rate Loan.

The Interest Period applicable to any Eurodollar Loan resulting from a conversion or continuation shall be specified by the Borrower in the notice of conversion or continuation delivered pursuant to this provided, however, that if no such Interest Period shall be specified, the Borrower shall be deemed to have selected an Interest Period of one month's duration.

     2.10 INDEMNITY.

     The Borrower shall indemnify the Lender against any loss, fee, claim, damage, liability or expense which the Lender may sustain or incur as a consequence of (i) any failure by the Borrower to fulfill on the date of any borrowing of a Eurodollar Loan hereunder the applicable conditions set forth in this Agreement, (ii) any failure by the Borrower to borrow hereunder after notice of borrowing pursuant to this Agreement has been given, (iii) any payment, prepayment or conversion of a Eurodollar Loan required by any provision of this Agreement, or otherwise made on a date other than the last day of the applicable Interest Period, or (iv) the occurrence of any Event of Default, including, but not limited to, any loss or expense sustained or incurred or to be sustained or incurred in liquidating or employing deposits from third parties acquired to effect or maintain such Loan or any part thereof as a Eurodollar Loan. Such loss or expense shall include, without limitation, an amount equal to the excess, if any, as reasonably determined by the Lender of its cost of obtaining the funds for the Eurodollar Loan being paid, prepaid or converted or not borrowed (based on the Libor Rate applicable thereto) for the period from the date of such payment, prepayment or conversion or failure to borrow to the last day of the Interest Period for such Eurodollar Loan (or, in the case of a failure to borrow, the Interest Period for such Eurodollar Loan which would have commenced on the date of such failure to borrow) over the amount of interest (as reasonably determined by the Lender) that could be realized by the Lender in re-employing during such period the funds so paid, prepaid or converted or not borrowed. A certificate of the Lender setting forth any amount or amounts which the Lender is entitled to receive pursuant to this Section 2.10 shall be conclusive absent manifest error.

     2.11 CHANGE IN LEGALITY.

     (a) Notwithstanding anything to the contrary herein contained, if any change in any law or regulation or in the interpretation thereof by any governmental authority charged with the administration or interpretation thereof shall make it unlawful for the Lender to make or maintain any Eurodollar Loan or to give effect to its obligations as contemplated hereby (an "Illegality"), or if the Lender determines that maintenance of Eurodollar Loans would cause the Lender to implement or modify any reserve, special deposit or assessment or other requirement, or impose any other condition on the Lender affecting the Loans (each of the foregoing circumstances called a "Regulatory Action"), then, by written notice to the Borrower, the Lender shall:

          (i) declare that Eurodollar Loans will not thereafter be made by the Lender hereunder, whereupon the Borrower shall be prohibited from requesting Eurodollar Loans from the Lender hereunder unless such declaration is subsequently withdrawn; provided, however, that if after the date of any such declaration there shall occur any change in law or regulation or in the interpretation thereof by any government authority charged with the administration or interpretation thereof that shall eliminate such Illegality, the Lender shall as promptly as reasonably practicable notify the Borrower of such occurrence and withdraw such declaration; and

          (ii) require that all outstanding Eurodollar Loans made by the Lender be converted to Reference Rate Loans, in which event (1) all such Eurodollar Loans shall be automatically converted to Reference Rate Loans as of the effective date of such notice as provided in paragraph (b) below and, (2) all payments and prepayments of principal which would otherwise have been applied to repay the converted Eurodollar Loans shall instead be applied to repay the Reference Rate Loans resulting from the conversion of such Eurodollar Loans.

     (b) for purposes of this Section 2.11 a notice to the Borrower by the Lender pursuant to paragraph (a) above shall be effective on the date of receipt by the Borrower.

     2.12 UNAVAILABILITY OF DEPOSITS OR INABILITY TO ASCERTAIN, OR INADEQUACY OF LIBOR RATE.

     If on or prior to the first day of any Interest Period for any Borrowing of Eurodollar Loans, the Lender advises the Borrower that deposits in United States Dollars (in the applicable amounts) are not being offered to it in the off-shore U.S. Dollar interbank market for such Interest Period, whereupon until the Lender notifies the Borrower that the circumstances giving rise to such suspension no longer exist, the obligations of the Lender to make Eurodollar Loans shall be suspended without liability to the Lender.

     2.13 INCREASED COST AND REDUCED RETURN.

     (a) If on or after the date hereof, the adoption of any applicable law, rule or regulation, or any change therein, or any change in the
          interpretation   or   administration   thereof  by  any   governmental
          authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by the Lender with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency:

          (i) shall subject the Lender to any tax, duty or other charge with respect to its Eurodollar Loans, its Note or its obligation to make Eurodollar Loans, or shall change the basis of taxation of payments to the Lender of the principal of or interest on its Eurodollar Loans or any other amounts due under this Agreement in respect of its Eurodollar Loans or its obligation to make Eurodollar Loans (except for changes in the rate of tax on the overall net income of the Lender imposed by the jurisdiction in which the Lender's principal executive office is located);

          (ii) shall impose, modify or deem applicable any reserve, special deposit or similar requirement (including, without limitation, any such requirement imposed by the Board of Governors of the Federal Reserve System, against assets of, deposits with or for the account of, or credit extended by, the Lender or shall impose on the Lender or on the interbank market any other condition affecting its Eurodollar Loans, its Note or its obligation to make Eurodollar Loans; or

          (iii)shall impose on the Lender any other condition affecting the Loans;

and the result of any of the foregoing is to increase the cost to the Lender of making or maintaining any Eurodollar Loan, or to reduce the amount of any sum received or receivable by the Lender under this Agreement or under its Note with respect thereto, by an amount deemed reasonably and in good faith by the Lender to be material, then, Borrower shall, within fifteen (15) days after demand by the Lender, be obligated to pay the Lender such additional amount or amounts as will compensate the Lender for such increased cost or reduction (computed commencing on the effective date of any event mentioned herein). The Lender agrees to use its best efforts to give the Borrower notice of the occurrence of any event mentioned herein. In addition, the Lender may, upon notice to the Borrower, elect to increase the interest rate applicable to all Eurodollar Loans made subsequent thereto, to compensate the Lender for such increased cost or reduced yield.

     2.14 DISCRETION OF THE LENDER AS TO MANNER OF FUNDING.

     Notwithstanding any other provision of this Agreement, the Lender shall be entitled to fund and maintain its funding of all or any part of its Loans in any manner it sees fit, it being understood, however, that for the purposes of this Agreement all determinations hereunder shall be made as if the Lender had actually funded and maintained each Eurodollar Loan through the purchase of deposits in the interbank market having a maturity corresponding to such Eurodollar Loan's Interest Period and bearing an interest rate equal to the Libor Rate for such Interest Period.

     3. TERM OF THIS AGREEMENT; PREPAYMENTS; COLLATERAL SECURITY

     3.1 TERM.

     (a) This Agreement shall have a term commencing on the Effective Date and expiring on the Termination Date.

     (b) Notwithstanding the foregoing, upon the occurrence of an Event of Default, the Lender may, in accordance with Section 11 of this Agreement, terminate this Agreement, except that this Agreement shall terminate automatically upon an Event of Default under Section 10.5 or 10.6.

     (c) On the date of termination or expiration of this Agreement, all Obligations owed by the Borrower shall become immediately due and payable without notice or demand and shall be repaid in cash or by a wire transfer of immediately available funds and the Lender's Commitment shall terminate.

     3.2 PREPAYMENT; TERMINATION.

     The Borrower may borrow, repay and reborrow Loans subject to the terms of this Agreement. Subject to the terms of Section 2.10 of this Agreement and this
Section 3.2, Borrower may, at any time, on five (5) days written notice prior to the end of any month, prepay in full the Loans and terminate this Agreement by paying to the Lender, in cash or by a wire transfer of immediately available funds, the Obligations. The Borrower may, at any time, on five (5) day's written notice prior to the end of any month, elect to reduce the Maximum Facility in increments of not less than $1,000,000. Upon receipt by the Lender of such notice, the Maximum Facility shall be reduced by the requested increment effective the first day of the month following the expiration of the notice period. Notwithstanding any of the foregoing, the Lender shall not be obligated to refund any portion of the facility fee described in Section 2.6(a) in the event the Maximum Facility Amount is reduced as set forth in this Section 3.2.

     3.3 MANDATORY PREPAYMENT.

     In the event that at any time before the termination of this Agreement and the repayment of all Obligations hereunder there exist any Net Offering Proceeds, then subject to the terms of Section 2.10 of this Agreement and this
Section 3.3: (a) Borrower and Company shall, within two (2) business days after receipt of any Net Offering Proceeds, prepay the Loans and any outstanding Obligations to the extent of such Net Offering Proceeds; and (b) the Maximum Facility Amount shall be permanently reduced dollar for dollar by the amount of any Net Offering Proceeds, effective immediately upon receipt of same by Borrower or Company. Notwithstanding any of the foregoing, the Lender shall not be obligated to refund any portion of the facility fee described in Section 2.6(a) in the event the Maximum Facility Amount is reduced as set forth in this
Section 3.3.

     3.4 COLLATERAL SECURITY.

     The Obligations shall be secured by (i) a perfected first priority lien and security interest to be held by Lender in the Indiana Property and Indiana Property Lease, pursuant to the terms of the Mortgage, Assignment of Leases and Rents and other Security Documents, and (ii) the Subsidiary Guaranty. Notwithstanding the foregoing collateral, the Obligations are full recourse obligations of the Borrower (with recourse to its partners limited to the extent provided in Section 19 below) and, to the extent provided in the Subsidiary Guaranty, of the Guarantor Subsidiaries.

     4. CONDITIONS PRECEDENT

     4.1 CLOSING; CONDITIONS TO INITIAL LOAN AND CLOSING.

     The initial Loan shall be made upon the Effective Date hereunder at the offices of the Lender's counsel ("Closing"). In addition to those conditions set forth hereunder with respect to all Loans hereunder, prior to or contemporaneously with the making of the initial Loan hereunder, the Lender shall be satisfied that all of the following conditions precedent shall have been satisfied in a manner satisfactory to the Lender.

     (a)  No Material Adverse Change.

          There shall have been (as determined by the Lender in its sole discretion) (i) no Material Adverse Change since September 30, 1997 which has occurred in the operations (financial or otherwise) of the Borrower, Company or their Subsidiaries, and (ii) no material litigation or claims that have occurred which would have a Material Adverse Effect.

     (b)  Required Documents.

          The Lender shall have received all of the following documents, each in form and substance satisfactory to the Lender and its counsel, duly executed and dated the Effective Date (or such other date prior thereto as shall be satisfactory to the Lender):

          (i) Agreement. Multiple copies of this Agreement as requested by the Lender.

          (ii) Note. The Note payable to the Lender.

          (iii)Subsidiary   Guaranty.   The  Subsidiary  Guaranty  executed  and
               delivered by the Guarantor Subsidiaries.

          (iv) Mortgage, Assignment of Leases and Rents and other Security Documents executed and delivered by Mortgagor.

          (v) Initial Draw Request. A written request for the initial Loan from the Borrower in form and substance reasonably acceptable to the Lender, with such supporting documentation as the Lender may request in its sole discretion.

          (vi) Certified Copies of Organizational Documents; Good Standing Certificates. (a) A Certificate of the Borrower to which there shall be attached true, correct and complete copies of the Borrower's Limited Partnership Agreement and its Certificate of Limited Partnership, certified as of a recent date by the Secretary of State for the State of Delaware, (b) Certificates of Good Standing for the Borrower from the Secretary of State for the State of Delaware and each State in which the Borrower is qualified to do business as a foreign limited partnership, (c) a copy of the Company's Declaration of Trust certified by the Maryland Secretary of State, (d) Certificates of Good Standing for the Company from the State of Maryland and each State in which the Company is qualified to do business as a foreign trust, and (e) certificates of good standing and certified copies of the partnership agreements, certificates of limited partnership, Articles of Incorporation and By-Laws and/or Articles of organization and operating agreements with respect to each of the Guarantor Subsidiaries, including without limitation, the Mortgagor.

          (vii)Authority.  All  action  on the  part  of the  Borrower  and  the
               Company   necessary  for  the  valid   execution,   delivery  and
               performance by the Borrower, the Company and each of the Guarantor Subsidiaries, including Mortgagor, of this Agreement and the other Loan Documents to which it is or is to become a party shall have been duly and effectively taken, and evidence thereof satisfactory to the Lender shall have been provided to the Lender.

         (viii)Incumbency Certificate; Authorized Signers. The Lender shall have received from the Company an incumbency certificate, dated as of the Effective Date, signed by a duly authorized officer of the Company and giving the name and bearing a specimen signature of each individual who shall be authorized: (a) to sign, in the name and on behalf of the Company (in its own capacity and as general partner on behalf of the Borrower and on behalf of each Guarantor Subsidiary which is a partnership or limited liability company ), each of the Loan Documents to which the Borrower, the Company or any Guarantor Subsidiary is or is to become a party;
               (b) to make loan requests and conversion requests; and (c) to give notices and to take other action on behalf of the Borrower under the Loan Documents.

          (ix) Legal Opinion. Legal opinions of Winston & Strawn, special counsel for the Borrower and Company, Maryland counsel, Tennessee counsel and Indiana counsel.

          (x) Officer's Certificate. A certificate executed by the chief executive officer or chief financial officer of the Company, as general partner on behalf of the Borrower in his capacity as a corporate officer, stating that to the best knowledge of such officer after diligent inquiry and investigation no Event of Default or Potential Default has occurred and is continuing.

          (xi) The Lender  shall have  received  the  facility  fee  pursuant to
               Section 2.6(a) hereof.

          (xii)The Borrower shall deliver to Lender a copy of all "Loan Documents" (as defined in the Bank Boston Credit Agreement) delivered by the Borrower, the Company and the Guarantor Subsidiaries in connection with the Bank Boston Credit Agreement which are requested by the Lender.

         (xiii)Consent of the Agent and Lenders (as such terms are defined in the Bank Boston Credit Agreement) as may be required under the Bank Boston Credit Agreement to any matters related to the Loans and Loan Documents which require consent of the Agent and/or the Lenders under the Bank Boston Credit Agreement.

          (xiv)Lender's title insurance policy and a survey regarding the Indiana Property in form and substance satisfactory to Lender.

          (xv) A copy of the Indiana Property Lease, certified as true and complete by the Borrower.

          (xvi)Tenant Estoppel Certificate  addressed to Lender, from the tenant
               under  the  Indiana   Property   Lease,  in  form  and  substance
               satisfactory to Lender.

        (xvii) Reliance letters addressed to Lender for the environmental and engineering reports regarding the Indiana Property previously delivered to Lender.

        (xviii)Evidence  of  insurance  regarding  the Indiana  Property  naming
               Lender as mortgagee and loss payee and otherwise in form satisfactory to Lender.

          (xix)Other. Such other documents as the Lender shall reasonably request.

     (c) Out-of-Pocket Fees and Costs. The Lender shall have received reimbursement for all Out-of-Pocket Fees and Costs which then have been paid or accrued by the Lender, and Lender shall advise Borrower as to the amount of the same.

     4.2 CONDITION TO ALL LOANS.

     Notwithstanding any other provisions contained in this Agreement, the making of each Loan provided for in this Agreement shall be conditioned upon the satisfaction of the matters set forth in this Section 4.2, and each request by the Borrower for a Loan shall constitute a representation to the Lender that each such condition set forth below has been met or satisfied.

     (a)  Warranties and Representations.

          All of the warranties and representations contained in this Agreement or any other Loan Document shall be true and correct in all material respects on and as of the date of such Loan as if made on such date and each request for a Loan shall constitute an affirmation by the Borrower that such warranties and representations are then true and correct in all material respects.

     (b)  No Default.

          As determined by the Lender in its reasonable discretion, no Potential Default shall have occurred or will result from such Loan and no Event of Default shall have occurred which shall be an Uncured Default or will result from such Loan.

     (c)  No Litigation.

          (i) Except as set forth on Schedule 5.7 no litigation, investigation or proceeding before any court or other governmental authority shall be pending or threatened against the Borrower, the Company or any of their respective Subsidiaries, including Mortgagor, or any officer, director, or employee of the Borrower, the Company or any of their respective Subsidiaries, including Mortgagor, which, in the reasonable opinion of the Lender, is likely to have a Material Adverse Effect; and (ii) no injunction, writ, restraining order, judgment, decree, or other order of any nature which could reasonably have a Material
          Adverse Effect shall have been issued or threatened by any court or other governmental authority.

     (d)  Other Requirements and Other Documents.

          The Lender shall have received, in form and substance reasonably satisfactory to Lender, all certificates, orders, authorizations, consents, affidavits, schedules, instruments and other documents which are provided for hereunder, or which the Lender may at any time reasonably request, including, without limitation, an Officer's Certificate as set forth in Subsection 4.1(b)(x) above.

     5. GENERAL CONTINUING WARRANTIES AND REPRESENTATIONS.

As of the Effective Date and as of the date hereof, the Borrower warrants and represents to Lender as follows, and to the extent that the following warranties and representations relate to the Company, the Company represents and warrants to Lender as follows:

     5.1 OFFICE.

     The chief executive office or principal place of business of the Borrower is at the address indicated in Section 14 hereof and the Borrower covenants and agrees that it will not, during the term of this Agreement, without prior written notification to the Lender, relocate such chief executive office or principal place of business.

     5.2 EXISTENCE.

     The Borrower is a limited partnership, duly formed and validly existing as a limited partnership under the laws of the State of Delaware and has all powers and all material governmental licenses, authorizations, consents and approvals required to own its property and assets and carry on its business as now conducted or as it presently proposes to conduct and has been duly qualified and is in good standing in every jurisdiction in which the failure to be so qualified and/or in good standing is likely to have a Material Adverse Effect. Company is a real estate investment trust, duly formed, validly existing and in good standing as a real estate investment trust under the laws of the State of Maryland and has all powers and all material governmental licenses, authorizations, consents and approvals required to own its property and assets and carry on its business as now conducted or as it presently proposes to conduct and has been duly qualified and is in good standing in every jurisdiction in which the failure to be so qualified and/or in good standing is likely to have a Material Adverse Effect. Mortgagor is a limited liability company, duly formed and existing as a limited liability company under the laws of the State of Delaware and has all powers and all material governmental licenses, authorizations, consents and approvals required to own its property and assets and carry on its business as now conducted or as it presently proposes to conduct and has been duly qualified and is in good standing in every jurisdiction in which the failure to be so qualified and/or in good standing is likely to have a Material Adverse Effect.

     5.3 AUTHORITY.

     The Borrower has the partnership power and authority to execute, deliver and carry out the terms and provisions of each of the Loan Documents to which it is a party and has taken all necessary partnership action, if any, to authorize the execution and delivery on behalf of the Borrower and the performance by the Borrower of such Loan Documents. The Borrower, the Company and the Guarantor Subsidiaries, including Mortgagor, each have duly executed and delivered each Loan Document to which it is a party in accordance with the terms of this Agreement, and each such Loan Document constitutes the legal, valid and binding obligation of the Borrower, the Company and each Guarantor Subsidiary, including Mortgagor, enforceable in accordance with its terms, except as enforceability may be limited by applicable insolvency, bankruptcy or other laws affecting creditors rights generally, or general principles of equity, whether such enforceability is considered in a proceeding in equity or at law. The Company and each Guarantor Subsidiary, including Mortgagor, has the power and authority to execute, deliver and carry out the terms and provisions of each of the Loan Documents to which it is a party and has taken all necessary action to authorize the execution, delivery and performance of such Loan Documents. The Company has the power and authority to execute, deliver and carry out the terms and provisions of each of the Loan Documents on behalf of the Borrower to which the Borrower is a party and has taken all necessary action to authorize the execution and delivery on behalf of the Borrower and the performance by the Borrower of such Loan Documents.

     5.4 NO BREACH.

     (a) Neither the execution, delivery or performance by or on behalf of the Borrower of the Loan Documents to which it is a party, nor compliance by the Borrower with the terms and provisions thereof nor the consummation of the transactions contemplated by the Loan Documents, (i) will contravene any provision of any law, statute, rule, regulation, order, writ, injunction or decree of any court or governmental instrumentality, as applicable to the Borrower, (ii) will materially conflict with or result in any breach of, any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien upon any of the property or assets of the Borrower or any of its Subsidiaries pursuant to the terms of any indenture, mortgage, deed of trust, or other agreement or other instrument, including, without limitation, the Bank Boston Credit Agreement, to which the Borrower (or of any partnership of which the Borrower is a partner) or any of its Subsidiaries is a party or by which it or any of its property or assets is bound or to which it is subject (except for such breaches and defaults under loan agreements which the lenders thereunder have agreed to forbear pursuant to valid forbearance agreements), or
(iii) will cause a default by the Borrower under any organizational document of any Person in which the Borrower has an interest, or cause a default under the Borrower's agreement or certificate of limited partnership, the consequences of which conflict, breach or default would have a Material Adverse Effect, or result in or require the creation or imposition of any Lien whatsoever upon any property.

     (b) Neither the execution, delivery or performance by the Company or the Guarantor Subsidiaries (including without limitation, Mortgagor) of the Loan
Documents to which they are a party, nor compliance by the Company or the Guarantor Subsidiaries with the terms and provisions thereof nor the consummation of the transactions contemplated by the Loan Documents to which any of them are a party, (i) will contravene any provision of any law, statute, rule, regulation, order, writ, injunction or decree of any court or governmental instrumentality, as applicable to the Company or the Guarantor Subsidiaries (ii) will materially conflict with or result in any breach of, any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien upon any of the property or assets of the Company, any Guarantor Subsidiary or any of their respective Subsidiaries pursuant to the terms of any indenture, mortgage, deed of trust, or other agreement or other instrument to which the Company (or of any partnership of which the Company is a partner), any Guarantor Subsidiary or any of their respective Subsidiaries is a party or by which any of them or any of their respective property or assets is bound or to which any of them are subject (except for such breaches and defaults under loan agreements which the lenders thereunder have agreed to forbear pursuant to valid forbearance agreements), or (iii) will cause a default by the Company or any Guarantor Subsidiary under any organizational document of any Person in which the Company or any Guarantor Subsidiary has an interest, the consequences of which conflict, breach or default would have a Material Adverse Effect, or result in or require the creation or imposition of any Lien whatsoever upon any property.

     5.5 SOLVENCY.

     On the Effective Date both prior to and after the transactions contemplated in connection with the Closing, and at all times thereafter, the Fair Value of the Borrower's assets is and shall be greater than its liabilities; the Borrower is and shall be able to pay its debts as they mature and the Borrower does not and will not have an unreasonably small amount of capital. The Borrower has and at all times hereafter will have sufficient capital to carry on its business and transactions as now conducted and as planned to be conducted in the future.

     5.6 COMPLIANCE WITH LAWS.

     The Borrower, the Company and each Guarantor Subsidiary (including without limitation, Mortgagor) is in compliance in all respects with all applicable Laws, including without limitation, Laws imposed by any Regulatory Agencies or other governmental authority, including but not limited to the Securities Act of 1933, the Securities Exchange Act of 1934, the Fair Labor Standards Act, Environmental Laws, laws relating to income, unemployment, payroll or social security taxes and employee benefit plans (as defined in Section 3(3) of ERISA) as required by ERISA, except for those laws, rules and regulations the violation of which would not have a Material Adverse Effect.

     5.7 ACTIONS OR PROCEEDINGS.

     Except as disclosed on Schedule 5.7, there are no actions or proceedings pending by or against the Borrower, the Company or any Guarantor Subsidiary (including without limitation, Mortgagor) before any court, administrative agency or other governmental entity including, without limitation, any Regulatory Agency which could have a Material Adverse Effect and the Borrower and Company have no knowledge of any pending, threatened or imminent litigation, governmental investigations or claims, complaints, actions or prosecutions involving the Borrower, the Company or any Guarantor Subsidiary (including, without limitation, Mortgagor), or any breaches by the Borrower, Company,
Mortgagor or any other Person of any agreement to which the Borrower, Company, or Mortgagor is a party, except for actions, proceedings, litigation, investigations, claims, complaints, actions, prosecutions and breaches that would not have a Material Adverse Effect.

     5.8 TRADEMARKS, LICENSES, ETC.

     Borrower, Company and each Guarantor Subsidiary (including, without limitation, Mortgagor) owns or possesses rights to use all licenses, patents, patent applications, copyrights, service marks, trademarks and trade names required to continue to conduct its business as heretofore or presently conducted. All such licenses, patents, patent applications, copyright registrations, service marks, trademarks and trade names are listed on Schedule
5.8. To the best of the Borrower's knowledge, after diligent inquiry, no such license or trademark has been declared invalid, been limited by order of any governmental authority or by agreement, or is the subject of any infringement, interference or similar proceeding or challenge, except for those licenses or trademarks which if challenged, limited or rendered invalid, would not have a Material Adverse Effect.

     5.9 FINANCIAL STATEMENTS.

             All financial statements relating to the Borrower, Company and the Guarantor Subsidiaries which have been or may hereafter be delivered by the Borrower to the Lender fairly present the financial condition of the Borrower, Company and their Subsidiaries and have been prepared in accordance with Generally Accepted Accounting Principles, subject to year-end adjustments and the absence of footnotes with respect to interim financial statements, and there has been no material adverse change in the financial condition of the Borrower, Company and the Guarantor Subsidiaries (including without limitation, Mortgagor), either individually or on a consolidated basis, since the submission of such financial information to the Lender.

     5.10 CONDUCT OF BUSINESS.

     Since September 30, 1997, except as set forth in the Equity Prospectus or as set forth in Schedule 5.10, neither the Borrower nor the Company has: (i) incurred any debts, obligations, or liabilities (absolute, accrued, or contingent and whether due or to become due) except current liabilities incurred in the ordinary course of business, none of which (individually or in the aggregate) materially and adversely affects the business or properties of the Borrower; (ii) paid any obligation or liability other than current liabilities in the ordinary course of business, or discharged or satisfied any liens or encumbrances other than those securing current liabilities, in each case in the ordinary course of business; (iii) declared or made any payment to or distribution to its partners as such, or obligated itself to do so; (iv) mortgaged, pledged, or subjected to any Lien any of its assets (tangible or intangible); (v) sold, transferred or leased any of its assets except in the usual and ordinary course of business; (vi) suffered any physical damage, destruction or loss (whether or not covered by insurance) materially and adversely affecting the properties or business of the Borrower; (vii) entered into any transaction other than in the usual and ordinary course of business and other than as contemplated hereby; (viii) encountered any labor difficulties or labor union organizing activities; (ix) issued or sold any securities or granted any options or similar rights with respect thereto other than pursuant hereto; or (x) agreed to do any of the foregoing other than pursuant hereto. There has been no Material Adverse Change in the business, financial condition, operations or results of operations of either the Borrower or the Company since September 30, 1997.

     5.11 ENVIRONMENTAL COMPLIANCE.

     The Borrower has delivered to the Lender the Environmental Reports with respect to the Mortgaged Properties, which are listed on Schedule 5.11. Except as may be set forth in the Environmental Reports with respect to the Mortgaged Properties, or as described on Schedule 5.11 or in the Equity Prospectus with respect to the other Real Estate Assets, Borrower makes the following representations and warranties:

     (a) To the best of Borrower's knowledge, none of the Borrower, the Company, any of the Guarantor Subsidiaries (including, without limitation, Mortgagor) or any operator of the Real Estate or any portion thereof, or any operations thereon is in violation, or alleged material violation, of any judgment, decree, order, law, license, rule or regulation pertaining to environmental matters, including without limitation, those arising under the Resource Conservation and Recovery Act ("RCRA"), the Comprehensive Environmental Response, Compensation and Liability Act of 1980 as amended ("CERCLA"), the Superfund Amendments and Reauthorization Act of 1986 ("SARA"), the Federal Clean Water Act, the Federal Clean Air Act, the Toxic Substances Control Act, or any state or local statute, regulation, ordinance, order or decree relating to health, safety or the environment, including, without limitation, the environmental statutes, regulations, orders and decrees of the States in which any of the Real Estate may be located (hereinafter collectively referred to as the "Environmental Laws"), which violation either involves the Mortgaged Properties, or would have a Material Adverse Effect.

     (b) None of the Borrower, the Company or the Guarantor Subsidiaries (including, without limitation, Mortgagor) has received written notice from any third party including, without limitation any federal, state or local governmental authority with respect to any of the Mortgaged Properties, or with respect to any other Real Estate if the same would have a Material Adverse Effect, (i) that it has been identified by the United States Environmental Protection Agency ("EPA") as a potentially responsible party under CERCLA with respect to a site listed on the National Priorities List, 40 C.F.R. Part 300 Appendix B (1986); (ii) that any hazardous waste, as defined by 42 U.S.C. ss 9601(5), any hazardous substances as defined by 42 U.S.C. ss 9601(14), any pollutant or contaminant as defined by 42 U.S.C. ss 9601(33) or any toxic substances, oil or hazardous materials or other chemicals or substances regulated by any Environmental Laws ("Hazardous Materials") which it has generated, transported or disposed of have been found at any site at which a federal, state or local agency or other third party has conducted or has ordered that the Borrower, the Company or any of the Guarantor Subsidiaries (including, without limitation, Mortgagor) conduct a remedial investigation, removal or other response action pursuant to any Environmental Law; or (iii) that it is or shall be a named party to any claim, action, cause of action, complaint, or legal or administrative proceeding (in each case, contingent or otherwise) arising out of any third party's incurrence of costs, expenses, losses or damages of any kind whatsoever in connection with the release of Hazardous Materials.

     (c) (i) To the best of Borrower's knowledge no portion of the Real Estate has been used for the handling, processing, storage or disposal of Hazardous Materials except in material compliance with applicable Environmental Laws; and no underground tank or other underground storage receptacle for Hazardous Materials is located on any portion of the Real Estate except in material compliance with applicable Environmental Laws; (ii) to the best of Borrower's knowledge, in the course of any activities conducted by the Borrower, the Company, any of the Guarantor Subsidiaries or the operators of any Real Estate, any ground or space tenants on any Real Estate, no Hazardous Materials have been generated or are being used on the Real Estate except in material compliance with applicable Environmental Laws, which in the case of Real Estate other than the Mortgaged Properties would have a Material Adverse Effect; (iii) there has been no present, or to the best of Borrower's knowledge past, releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, disposing or dumping (a "Release") or threatened Release of Hazardous Materials on, upon, into or from the Mortgaged Properties, or the other Real Estate, which Release in the case of Real Estate other than the Mortgaged
Properties would have a Material Adverse Effect and; (iv) to the best of Borrower's knowledge, there have been no Releases on, upon, from or into any real property in the vicinity of any of the Real Estate which, through soil or groundwater contamination, may have come to be located on, and which would have a Material Adverse Effect; and (v) notwithstanding that any representation contained herein may be limited to the knowledge of the Borrower, any such limitation shall not affect the covenants specified in Section 7.11 or elsewhere in this Agreement.

     5.12 PERMITS AND LICENSES.

     To the best of the Borrower's knowledge after diligent inquiry, the Borrower, the Company and each of the Guarantor Subsidiaries (including without limitation, Mortgagor) has been and is current and in good standing with respect to all governmental approvals, permits, certificates, licenses, inspections, consents and franchises (collectively, the "Licenses") necessary to continue to conduct its business and to own or lease and operate its properties as heretofore conducted, owned, leased or operated, except where failure to hold or maintain such Licenses would not have a Material Adverse Effect.

     5.13 ERISA.

     To the best of the Borrower's knowledge after diligent inquiry: neither the Borrower, the Company, any ERISA Affiliate of the Borrower or the Company, nor any Benefit Plan is in violation in any material respect of any of the provisions of ERISA or any of the qualification requirements of Section 401(a) of the IRC; no material Prohibited Transaction or Reportable Event has occurred with respect to any Benefit Plan, nor has any Benefit Plan been the subject of a waiver of the minimum funding standard under Section 412 of the IRC; nor has any Benefit Plan experienced an accumulated funding deficiency under Section 412 of the IRC; nor has any lien been imposed upon the Borrower or any ERISA Affiliate of the Borrower under Section 412(n) of the IRC; nor has any Benefit Plan been amended in such a way that the security requirements of Section 401(a)(29) of the IRC apply; no notice of intent to terminate a Benefit Plan has been distributed to affected parties or filed with the PBGC under Section 4041(c) of ERISA, nor has any Benefit Plan been terminated under Section 4041(e) of ERISA; the PBGC has not instituted proceedings to terminate, or appoint a trustee to administer, a Benefit Plan and no event has occurred or condition exists which might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Benefit Plan; neither the Borrower nor any ERISA Affiliate of the Borrower would be liable for any amount pursuant to Sections 4062, 4063 or 4064 of ERISA if all Benefit Plans terminated as of the most recent valuation dates of such Benefit Plans; neither the Borrower nor any ERISA Affiliate of the Borrower maintains any employee welfare benefit plan, as defined in Section 3(1) of ERISA, which provides any benefits to an employee or the employee's dependents with respect to claims incurred after the employee separates from service other than is required by applicable law; and neither the Borrower nor any ERISA Affiliate of the Borrower has incurred or expects to incur any withdrawal liability to any Multiemployer Plan.

     5.14 INTENTIONALLY DELETED.

     5.15 TAX OBLIGATIONS.

             Borrower, the Company and each of the Guarantor Subsidiaries has filed complete and correct federal, state and local tax reports and returns required to be filed by it, prepared in accordance with any applicable laws or regulations, and except for extensions duly obtained, has either duly paid all taxes, duties and charges owed by it, or made adequate provision for the payment thereof, unless the Borrower, the Company or such Guarantor Subsidiary is contesting in good faith, by appropriate proceedings, the validity, amount or imposition of such tax, duty or charge while maintaining adequate reserves to cover such tax, duty or charge and where such contest would not have a Material Adverse Effect. There are no material unresolved questions or claims concerning any tax liability of the Borrower, the Company or any of the Guarantor
Subsidiaries. None of the transactions contemplated hereby or under any agreements referred to hereunder will result in any material tax liability for the Borrower, the Company or any of the Guarantor Subsidiaries or result in any other material adverse tax consequence for the Borrower, the Company or any of the Guarantor Subsidiaries.

     5.16 EMPLOYEE CONTROVERSIES.

     There are no strikes, work stoppages or controversies pending or, to the best of the Borrower's knowledge after diligent inquiry and investigation, threatened, between either the Borrower, the Company or any of the Guarantor Subsidiaries and any of their employees, other than employee grievances arising in the ordinary course of business which will not, individually or in the aggregate, have a Material Adverse Effect.

     5.17 FULL DISCLOSURE.

     To the best of Borrower's knowledge, this Agreement, the financial statements delivered in connection herewith, and the representations and warranties of the Borrower herein and in any other document delivered or to be delivered by or on behalf of the Borrower, do not and will not contain any untrue statement of a material fact or omit a material fact necessary to make the statements contained therein or herein, in light of the circumstances under which they were made, not misleading. To the best of Borrower's knowledge, there is no material fact which the Borrower has not disclosed to the Lender in writing which materially and adversely affects or, so far as the Borrower reasonably foresees, could materially and adversely affect the assets, business, prospects, profits, or condition (financial or otherwise) of the Borrower, or Company, the rights of the Lender or the ability of the Borrower to perform this Agreement.

     5.18 BANK BOSTON CREDIT AGREEMENT.

     The Bank Boston Credit Agreement attached hereto as Exhibit B is true, correct and complete, is in full force and effect, and no Default or Event of Default (as each such term is defined thereunder) has occurred and is continuing, nor has any event which, with the passage of time or the giving of notice, or both, could give rise to a Default or Event of Default under the Bank Boston Credit Agreement (as each such term is defined thereunder). Except as set forth in Exhibit B, the Bank Boston Credit Agreement has not been amended, modified or supplemented.

     6. INCORPORATION OF NEGATIVE COVENANTS.

     The Borrower covenants and agrees, and to the extent that the following covenants relate to the Company, the Company covenants and agrees, that the following covenants contained in the Bank Boston Credit Agreement shall be incorporated herein by this reference, and made a part hereof, for all purposes, as if more fully set forth herein and shall be for the direct benefit of Lender:
Sections 8.1, 8.2, 8.3, 8.4, 8.5, 8.6, 8.7 and 8.9 of the Bank Boston Credit Agreement in the form attached hereto as Exhibit B.

     6.1 INCORPORATION OF NEGATIVE COVENANTS.

     The  foregoing  Sections  8.1,  8.2, 8.3, 8.4, 8.5, 8.6, 8.7 and 8.9 of the
Bank Boston Credit Agreement are by this reference hereby restated in their entirety and incorporated herein respectively as Sections 6.2 through 6.9 hereof and shall run to the direct benefit of Lender, and all references therein to "Lenders", "Requisite Lenders", "Lead Lenders" or "Agent" shall be deemed to instead mean the Lender hereunder.

     6.10 INDEPENDENT ENFORCEMENT OF NEGATIVE COVENANTS BY THE LENDER.

     The foregoing Sections 6.2 through 6.9 hereof shall be independent obligations of the Borrower and, as applicable, the Company hereunder, and shall be enforceable by the Lender hereunder notwithstanding (i) the termination, maturity or further amendment, modification or renewal of the Bank of Boston Credit Agreement, or (ii) the waiver of the Borrower's or Company's failure to perform, keep or observe any of the foregoing affirmative covenants by the "Agent", "Requisite Lenders", "Lead Lenders" or the "Lenders" (each as defined in the Bank Boston Credit Agreement).

     6.11 LEASES.

     Neither Borrower nor Mortgagor will (i) enter into any Major Leases or (ii) materially amend, supplement or otherwise materially modify, or terminate or cancel, or accept the surrender of, or grant any material concessions to or waive the material performance of any of the Major Tenants under the Major Leases, in each case without the prior approval of Lender as provided in Section
7.20 below.

     7. INCORPORATION OF AFFIRMATIVE COVENANTS - GENERAL.

     The Borrower covenants and agrees, and to the extent that the following covenants relate to the Company, the Company covenants and agrees, that the following covenants contained in the Bank Boston Credit Agreement shall be incorporated herein by this reference, and made a part hereof, for all purposes, as if more fully set forth herein and shall be for the direct benefit of Lender:
Sections 7.1, 7.2, 7.3, 7.4, 7.5, 7.6, 7.7, 7.8, 7.9, 7.10,  7.14,  7.15,  7.16,
7.18, 7.19, 7.20 and 7.22 of the Bank Boston Credit Agreement in the form attached hereto as Exhibit B.

     7.1 INCORPORATION OF AFFIRMATIVE COVENANTS.

     The foregoing  Sections 7.1, 7.2, 7.3, 7.4, 7.5, 7.6, 7.7, 7.8, 7.9,  7.10,
7.14, 7.15, 7.16, 7.18, 7.19, 7.20 and 7.22 of the Bank Boston Credit Agreement are by this reference hereby restated in their entirety and incorporated herein respectively as Sections 7.2 through 7.18 hereof, and shall run to the direct benefit of Lender, and all references therein to "Lenders", "Requisite Lenders", "Lead Lenders" or "Agent" shall be deemed instead to mean the Lender hereunder.

     7.19 INDEPENDENT ENFORCEMENT OF AFFIRMATIVE COVENANTS BY THE LENDER.

     The foregoing Sections 7.2 through 7.18 hereof shall be independent obligations of the Borrower and, as applicable, the Company hereunder, and shall be enforceable by the Lender hereunder notwithstanding (i) the termination, maturity or further amendment, modification or renewal of the Bank of Boston Credit Agreement, or (ii) the waiver of the Borrower's or Company's failure to perform, keep or observe any of the foregoing affirmative covenants by the "Agent", "Requisite Lenders", "Lead Lenders" or the "Lenders" (each as defined in the Bank Boston Credit Agreement).

     7.20 USE OF PROCEEDS.

     Subject to the provisions of Section 2.2 hereof, the proceeds of the Loans shall be used by the Borrower for Permitted Acquisitions and Permitted Developments, for refinancing other Indebtedness and for working capital and other purposes consistent with the covenants contained herein.

     7.21 LEASES; LEASE APPROVALS.

     Mortgagor will at all times exercise or enforce its material rights under the Indiana Property Lease and any other leases for the Indiana Property. During the continuance of an Event of Default, Lender shall have the right, and the Borrower (on behalf of Mortgagor) hereby authorizes Lender, to communicate directly with any of the tenants or guarantors for any purpose contemplated by this Agreement or any of the Security Documents. Any proposed lease which would be a Major Lease shall be submitted to and approved by Lender prior to execution, along with the most recent financial statements of such proposed tenant and any guarantor. The Mortgagor will not terminate, accept surrender of or materially adversely amend the Indiana Property Lease or any other Major Lease or release any Major Tenant or waive the material performance of a Major Lease by a Major Tenant, in each case without prior approval of the Lender. The Lender shall not unreasonably withhold its approval of any Major Lease or amendment thereof. If Lender fails to respond within five (5) business days after receipt of any proposed Major Lease or amendment of a Major Lease, the same shall be deemed to be approved.

     7.22 YEAR 2000 PROBLEM.

     The Borrower shall promptly conduct a comprehensive review and assessment of its computer applications and make inquiry of its property managers with respect to the "Year 2000 Problem" (i.e., the risk that computer applications may not be able to properly perform date-sensitive functions after December 31,
1999) and, based on that review and inquiry, take appropriate actions to assure that the Year 2000 Problem will not result in a Material Adverse Effect.

     8. AFFIRMATIVE COVENANTS - REPORTING.

     Borrower shall furnish, or cause to be furnished to the Lender the following:

     8.1 REPORTS, COVENANT COMPLIANCE CERTIFICATES.

     As soon as practicable, and in any event, within the time periods set forth in Sections 7.4 and 7.5 of the Bank Boston Credit Agreement for delivery to the Agent or Lenders thereunder, the Borrower shall provide the Lender with all certificates, affidavits, financial statements, balance sheets, notices, reports and other instruments described in Sections 7.4 and 7.5 of the Bank Boston
Credit Agreement in effect as of the date hereof, notwithstanding the termination, maturity or further amendment, modification or renewal of the Bank Boston Credit Agreement.

     8.2 INTENTIONALLY DELETED.

     8.3 OTHER INFORMATION AND CHANGES.

     Borrower shall promptly supply the Lender with such other information concerning its or its Subsidiaries' affairs as the Lender may reasonably request from time to time hereafter, and shall promptly notify the Lender of any material adverse change in the Borrower's or any Subsidiary's financial condition and of any condition or event which constitutes a breach of or an Event of Default under this Agreement.

     8.4 CONFIDENTIALITY.

     Lender understands that in the course of its exercise of the rights set forth in this Section 8, the Lender may obtain information which relating to Borrower or the Company or the Guarantor Subsidiaries which is confidential in nature (the "Confidential Information"). Lender agrees that it will not, at any time, divulge, publish or disclose, or authorize or permit any other person to do so, to any other Person, any of the Confidential Information, provided, however, that the Confidential Information may be disclosed by Lender (a) to its officers, attorneys, and accountants, (b) to any Participant, (c) to any regulator or other governmental agency with supervisory authority over the business of Lender, (d) to any other Person to the extent required by applicable law or regulation, and (e) to the extent that such Confidential Information is otherwise publicly available from sources other than Lender.

     9. COVENANTS - FINANCIAL.

     The Borrower covenants and agrees that the following covenants contained in the Bank Boston Credit Agreement shall be incorporated herein by this reference, and made a part hereof, for all purposes, as if more fully set forth herein and shall be for the direct benefit of Lender Sections 9.1, 9.2, 9.3, 9.4, 9.5 and
9.6 of the Bank Boston Credit  Agreement in the form attached  hereto as Exhibit
B.

     9.1 INCORPORATION OF FINANCIAL COVENANTS.

     The foregoing Sections 9.1, 9.2, 9.3, 9.4, 9.5 and 9.6 of the Bank Boston Credit Agreement are by this reference hereby restated in their entirety and incorporated herein respectively as Sections 9.2 through 9.7 hereof. Notwithstanding anything to the contrary set forth in this Agreement the parties hereto acknowledge and agree that the provisions of Section 9.4 of this Agreement shall be deemed to have been amended effective as of September 30, 1998.

     9.8 INDEPENDENT ENFORCEMENT OF FINANCIAL COVENANTS BY THE LENDER.

     The foregoing Sections 9.2 through 9.7 hereof shall be independent obligations of the Borrower hereunder, and shall be enforceable by the Lender hereunder notwithstanding (i) the termination, maturity or further amendment, modification or renewal of the Bank of Boston Credit Agreement, or (ii) the waiver of the Borrower's failure to perform, keep or observe any of the foregoing affirmative covenants by the "Agent", "Requisite Lenders", "Lead Lenders" or the "Lenders" (each as defined in the Bank Boston Credit Agreement).

     10. EVENTS OF DEFAULT.

     Any one or more of the following shall constitute an Event of Default under this Agreement:

     10.1 PAYMENT.

     If the Borrower fails to pay when due and payable or when declared due and payable, all or any portion of the principal amount on any of the Loans owing to the Lender, or if the Borrower fails to pay when due and payable or when declared due and payable, all or any portion of the Obligations owning to the Lender (other than payments of principal) within five (5) days after the same shall be due and payable.

     10.2 BREACH OF CERTAIN COVENANTS.

     If the Borrower or Company shall fail to comply with any of their respective covenants contained in Section 6, Section 7.6, the first sentence of
Section 7.7, the first sentence of Section 7.8 (with respect to the Indiana Property), Section 7.17 or Section 9 hereof.

     10.3 BREACH OF REPRESENTATION.

     If any representation, warranty, statement, report, or certificate made or delivered by the Borrower, the Company or any Guarantor Subsidiary, or any of their officers, partners, employees or agents on behalf of the Borrower, the Company or any Guarantor Subsidiary, to the Lender is false or misleading in any material respect when made or deemed to be made.

     10.4 ATTACHMENT OR LEVY.

     If all or any of the Borrower's assets in excess of $5,000,000.00 in the aggregate are attached, seized, subjected to a writ or distress warrant, or are levied upon, or come into the possession of any Judicial Officer or assignee for the benefit of creditors unless, with respect to any such assets, such attachment, seizure, writ, warrant or levy shall be dismissed, released or stayed within thirty (30) days of issuance thereof.

     10.5 VOLUNTARY INSOLVENCY.

     If an Insolvency Proceeding is commenced by the Borrower, the Company or any Guarantor Subsidiary, including, without limitation, the Mortgagor.

     10.6 INVOLUNTARY INSOLVENCY.

     If an Insolvency Proceeding is commenced against the Borrower, the Company or any of their Subsidiaries, including, without limitation, the Mortgagor, except that if the Borrower, the Company or any Guarantor Subsidiary is contesting such Proceeding in good faith, such Insolvency Proceeding shall not constitute an Event of Default unless such Insolvency Proceeding is not dismissed within ninety (90) days of the commencement of such Insolvency Proceedings.

     10.7 INJUNCTION.

     If the Borrower, the Company or any Guarantor Subsidiary, including, without limitation, the Mortgagor, is enjoined, restrained or in any way prevented by court order from continuing to conduct all or any material part of its business affairs.

     10.8 GOVERNMENTAL LIEN.

     If a notice of lien, levy or assessment in excess of $5,000,000.00 in the aggregate, is filed of record with respect to any or all of the Borrower's, the Company's or any Guarantor Subsidiary's assets by the United States Government, or any department, agency or instrumentality thereof, or by any state, county, municipal or other governmental agency, or if any taxes or debts owing at any time hereafter to any one or more of such entities in excess of $5,000,000.00 in the aggregate, becomes a Lien, whether choate or otherwise, upon any or all of the Borrower's, the Company's or any Guarantor Subsidiary's assets and the same is not paid on the payment date thereof.

     10.9 JUDGMENT.

     If a judgment or other claim in excess of $5,000,000.00 individually, or $10,000,000.00 in the aggregate, becomes a Lien upon any or all of the Borrower's, the Company's or any Guarantor Subsidiary's assets.

     10.10 OTHER INDEBTEDNESS.

     If there is a default in any agreement with respect to Indebtedness in excess of $5,000,000.00 to which the Borrower, the Company or any Guarantor Subsidiary is a party with another Person resulting in a right by such Person to accelerate the maturity of such Indebtedness or to exercise any other right or remedy.

     10.11 BANK BOSTON CREDIT AGREEMENT.

     If there is an 'Event of Default' under the Bank Boston Credit Agreement (as such term is defined therein) which has not been waived or cured within the time periods provided therein, if any.

     10.12 ERISA REPORTABLE EVENT.

     If (a) any Reportable Event which the Lender determines constitutes grounds for the termination of any Benefit Plan by the PBGC or for the appointment by the appropriate United States District Court of a trustee to administer any such Plan, shall have occurred and be continuing thirty (30) days after written notice of such determination shall have been given to the Borrower by the Lender, or any such Benefit Plan shall be terminated within the meaning of Title IV of ERISA, or a trustee shall be appointed by the appropriate United States District Court to administer any such Plan, or the PBGC shall institute proceedings to terminate any Benefit Plan; and (b) in case of any event described above in this Section 10.12, the aggregate amount of the Borrower's liability under Sections 4062, 4063 or 4064 of ERISA shall exceed one percent (1%) of the Borrower's Total Equity Capital; or (c) there shall be a withdrawal from any Multiemployer Plan as a result of which the aggregate amount of the Borrower's liability in relation thereto shall exceed one percent (1%) of the Borrower's Total Equity Capital.

     10.13 BREACH OF COVENANTS.

     If the Borrower, the Company or any Guarantor Subsidiary fails or neglects to perform, keep or observe any term, provision, condition, covenant, agreement contained in this Agreement (other than as set forth in any other subsection of this Section 10), any other Loan Document, or any other present or future agreement between the Borrower, the Company or any such Guarantor Subsidiary and the Lender and/or evidencing and/or securing the Obligations, and such failure remains unremedied for a period of thirty (30) days after written notice of such breach from the Lender to the Borrower. Provided, however, that if the condition or event giving rise to such breach is not reasonably capable of being cured within such thirty (30) day period, Borrower shall be granted an additional sixty (60) day period to cure the condition or event giving rise to the breach, provided further that Borrower has commenced cure of such condition or event within thirty (30) days after written notice of such breach from the Lender and continuously and diligently pursues the cure of such condition or event.

     Notwithstanding anything contained in this Section 10 or contained in any other provision of this Agreement or the other Loan Documents to the contrary, in the event of the institution of Insolvency Proceedings against the Borrower, the Company or any Guarantor Subsidiary, the Lender shall not be obligated to make advances to the Borrower during the ninety (90) day grace period under
Section 10.6.

     11. RIGHTS AND REMEDIES.

     11.1 RIGHTS AND REMEDIES GENERALLY.

     Upon the occurrence of an Event of Default by the Borrower or the Company under this Agreement and notice thereof by the Lender to the Borrower, except as hereinafter provided, The Lender may do any one or more of the following, all of which are authorized by the Borrower and Company:

     (a) Declare all Obligations, whether evidenced by this Agreement, by the Note, or otherwise, immediately due and payable; provided, that all Obligations shall be immediately due and payable without notice or demand upon an Event of Default under Section 10.5 or 10.6;

     (b) Cease advancing money or extending credit to or for the benefit of the Borrower under this Agreement, or any other agreement between the Borrower and the Lender;

     (c) Terminate this Agreement as to any future liability or obligation of the Lender but without affecting the Lender's rights and without affecting the Obligations owing by the Borrower to the Lender;

     (d) Commerce suit for collection of the Obligations or pursue any other right or remedy available under the other Loan Documents, or

     (e) Borrower shall pay all Out-of-Pocket Fees and Costs incurred in connection with the Lender's enforcement and exercise of any of its rights and remedies as herein provided, whether or not suit is commenced by the Lender.

     11.2 RIGHTS CUMULATIVE.

     The Lender's rights and remedies under this Agreement and all other Loan Documents shall be cumulative. The Lender shall have all other rights and remedies not inconsistent herewith as provided by law, or in equity. No exercise by the Lender of one right or remedy shall be deemed an election, and no waiver by the Lender of any default on the Borrower's part shall be deemed a continuing waiver. No delay by the Lender shall constitute a waiver, election or acquiescence by it.

     12. TAXES AND EXPENSES.

     If the Borrower fails to pay promptly when due to any other Person, monies which the Borrower is required to pay by reason of any provision in this Agreement (including without limitation for any tax, expense or with respect to any Lien), or to promptly contest same by proper proceedings diligently pursued, the Lender may, but need not, pay the same and charge the Borrower's account therefor, and the Borrower shall promptly reimburse the Lender. All such sums shall become additional Obligations owing to the Lender and shall bear interest at the Default Rate hereunder. Any payments made by the Lender shall not constitute: (i) agreement by the Lender to make similar payments in the future, or (ii) a waiver by the Lender of any Event of Default under this Agreement. the Lender need not inquire as to, or contest the validity of, any such expense, tax or Lien and the receipt of the usual official notice for the payment thereof shall be conclusive evidence that the same was validly due and owing, and the receipt of any other notice with respect to all other such monies due hereunder shall be prima facia evidence that the same was validly due and owing.

     13. CERTAIN WAIVERS.

     13.1 APPLICATION OF PAYMENTS.

     Except as expressly provided in this Agreement with respect to payments and prepayments on the Loans, the Borrower waives the right to direct the application of any and all payments at any time or times hereafter received by the Lender on account of any Obligations owed by the Borrower, and the Borrower agrees that the Lender shall have the continuing exclusive right to apply and reapply such payments in any manner as the Lender may deem advisable, notwithstanding any entry by the Lender upon its books.

     13.2 DEMAND, ETC.

     Except as expressly provided in this Agreement, the Borrower waives demand, protest, notice of protest, notice of default or dishonor, notice of payment and nonpayment, notice of any default, notice of nonpayment at maturity, notice of intent to accelerate, and notice of acceleration.

     14. NOTICES.

     Except as otherwise expressly provided herein, any notice required or desired to be served, given or delivered hereunder shall be in the form and manner specified below, and shall be addressed to the party to be notified as follows:

    If to the Lender at:      LaSalle National Bank
                              135 South LaSalle Street, Suite 510
                              Chicago, Illinois 60603
                              Attention: John C. Hein
                              Facsimile: 312/904-6467

    With a Copy to:           Jenner & Block
                              One IBM Plaza
                              Chicago, Illinois  60611
                              Attention:  Donald I. Resnick, Esq.
                              Facsimile:  312/840-7656

    If to Borrower at:        Prime Group Realty, L.P.
                              77 West Wacker Drive
                              Suite 3900
                              Chicago, Illinois 60601
                              Attention: Chief Financial Officer
                              Facsimile:  (312) 917-0460

    With a copy to:           Winston & Strawn
                              35 West Wacker Drive
                              Chicago, Illinois 60601
                              Attention: Wayne D. Boberg, Esq.
                              Telecopy: (312) 558-5700

or to such other address as each party designates to the other by notice in the manner herein prescribed. Notice shall be deemed given hereunder if (i) delivered personally or otherwise actually received, (ii) sent by overnight delivery service, (iii) mailed by first-class United States mail, postage prepaid, registered or certified, with return receipt requested, or (iv) sent via telecopy machine with a duplicate signed copy sent on the same day as provided in clause (ii) above. Notice mailed as provided in clause (iii) above shall be effective upon the expiration of three (3) Business Days after its deposit in the United States mail, and notice telecopied as provided in clause
(iv) above shall be effective upon receipt of such telecopy if the duplicate signed copy is sent under clause (iii) above. Notice given in any other manner described in this section shall be effective upon receipt by the addressee thereof; provided, however, that if any notice is tendered to an addressee and delivery thereof is refused by such addressee, such notice shall be effective upon such tender unless expressly set forth in such notice.

     15. CHOICE OF LAW AND VENUE.

     This Agreement and each of the other Loan Documents (except as otherwise specifically provided therein) shall be deemed to have been made in the State of Illinois and the validity of this Agreement and the other Loan Documents, their construction, interpretation and enforcement, shall be determined under, governed by and construed in accordance with the laws of the State of Illinois. The parties agree that all actions or proceedings arising in connection with this Agreement and each of the other Loan Documents (except as otherwise specifically provided therein) shall be tried and litigated only in the state and federal courts located in the County of Cook, State of Illinois. The Borrower waives any right it may have to assert the doctrine of forum non conveniens or to object to such venue and hereby consents to any court ordered relief. The Borrower consents that all service of process upon it be made by registered mail or messenger directed to it at the address set forth in Section 14 above and that service so made shall be deemed to be completed upon the earlier of actual receipt or three (3) Business Days after the same shall have been posted to the Borrower's address by the Borrower's agent as set forth below. Nothing contained in this Section 15 shall affect the right of the Lender to serve legal process in any other manner permitted by law or affect the right of the Lender to bring any action or proceeding against the Borrower, Company or any Guarantor Subsidiaries or their property in the courts of any other jurisdiction. Without limiting the foregoing, in addition to the state and federal courts of Illinois, the Lender may bring action(s) for enforcement on a non-exclusive basis in the state or federal courts of Indiana with respect to the Security Documents, and the Borrower consents (on behalf of itself and Mortgagor) to the non-exclusive jurisdiction of such courts and the service of process in any such suit being made upon the Mortgagor and Borrower by registered mail or messenger at the address specified in Section 14 above.

     16. INDEMNITY.

     Borrower shall indemnify, hold harmless and defend the Lender and its directors, officers, agents, counsel and employees ("Indemnified Persons") from and against all losses, claims, damages, costs, expenses and liabilities ("Losses"), whether such Losses arise or notice thereof is received by the Lender during the term of this Agreement or after termination of this Agreement, incurred by any of them arising principally out of or relating to this Agreement, the Loans, the other Loan Documents or any other transaction contemplated hereby or thereby, other than arising out of any intercreditor relationship between the Lender and any Participant or subordinated debt holder and except for any such losses caused by the gross negligence or willful misconduct of such Indemnified Persons, and shall reimburse the Lender and each other Indemnified Person for any expenses including in connection with the investigation of, preparation for or defense of any actual or threatened claim, action or proceeding arising therefrom (including any such costs of responding to discovery requests or subpoenas), regardless of whether any Indemnified Person is a party thereto. Except as set forth below, each Indemnified Person may select its own counsel with respect to any Losses, in addition to any Borrower's counsel, and shall be indemnified therefor hereunder. In litigation, or the preparation therefor, the Indemnified Persons shall be entitled to select their own separate counsel to the extent that their representation by the same counsel would present such counsel with a conflict of interest, or would be inappropriate due to the actual or potential differing interests or because there may be defenses available to the other Persons to be represented by such counsel and, in addition to the foregoing indemnity, the Borrower agrees to pay promptly the reasonable fees and expenses of such counsel. In the event that any Indemnified Persons are made a party to any litigation against the Borrower, the Company or any Guarantor Subsidiary relating to or arising from the Formation Transactions, the Borrower, the Company or any Guarantor Subsidiary may, or if requested by such Indemnified Persons shall, assume primary responsibility for the defense thereof with counsel reasonably satisfactory to such Indemnified Persons, subject to the right of such Indemnified Persons to separate counsel to the extent provided in the preceding sentence. The provisions of this Section 16 shall survive the termination of this Agreement and/or repayment of the Obligations.

     17. GENERAL PROVISIONS.

     17.1 ACCEPTANCE.

     This Agreement shall be binding and deemed effective when executed by the Borrower and Company and accepted and executed by the Lender.

     17.2 BINDING AGREEMENT.

     This Agreement shall bind and inure to the benefit of the respective successors and assigns of each of the parties; provided, however, that the Borrower and Company may not assign this Agreement or any rights hereunder without the Lender's prior written consent and any prohibited assignment shall be absolutely void. No consent to an assignment by the Lender shall release the Borrower or the Company from their obligations to the Lender. Except as otherwise provided herein, the Lender may assign this Agreement and its rights and duties hereunder, and the Borrower and Company shall execute and deliver such documents in connection with such assignment as they or such assignee may reasonably request. Except as otherwise provided herein, Lender reserve the right to sell, assign, transfer, negotiate or grant participations in all or any part of, or any interest in their rights and benefits hereunder; provided, however, the Lender shall not assign all of its interest hereunder to any other Person without the prior consent of the Borrower, which consent will not unreasonably be withheld, provided further that the Lender shall not be restricted in making partial assignments or granting participation interests hereunder. Notwithstanding anything to the contrary in this Agreement, Lender shall not assign, transfer or grant any participation in its rights and benefits hereunder to any assignee, transferee, or Participant which is not domiciled in the United States, and no such participation shall require Borrower to give any notice, deliver any report or certificate, obtain any consent, or otherwise treat any Participant as a Lender hereunder or pay any amount, including any amount under Sections 2.13 or 16 of this Agreement in excess of the amount which would have been payable by Borrower to Lender hereunder had such participation not occurred. In connection therewith, the Lender may disclose all documents and information which the Lender now or hereafter may have relating to the Borrower or the Borrower's business, but shall use all reasonable efforts to ensure that the recipient of such information maintains the confidentiality of such information.

     17.3 SECTION HEADINGS.

     Section headings and section numbers have been set forth herein for convenience only. Unless the contrary is compelled by the context, everything contained in each paragraph applies equally to this entire Agreement.

     17.4 CONSTRUCTION.

     Neither this Agreement nor any uncertainty or ambiguity herein shall be construed or resolved against the Lender or the Borrower, whether under any rule of construction or otherwise. On the contrary, this Agreement has been reviewed by all parties and shall be construed and interpreted according to the ordinary meaning of the words used so as to fairly accomplish the purposes and intentions of the parties hereto.

     17.5 SEVERABILITY.

     Each  provision  of this  Agreement  shall be  severable  from every  other
provision  of  this  Agreement  for  the  purpose  of   determining   the  legal
enforceability of any specific provision.

     17.6 ENTIRE AGREEMENT.

     This Agreement cannot be changed or terminated orally. All prior agreements, understandings, representations, warranties, and negotiations, if any, are merged into this Agreement. This Agreement may be amended only by a written agreement signed by duly authorized officers of the Borrower, the Company and the Lender.

     17.7 NO FIDUCIARY RELATIONSHIP OR JOINT VENTURE.

     No provision herein or in any of the other Loan Documents and no course of dealing between the parties hereto shall be deemed to create any fiduciary relationship between the Lender and the Borrower nor to create any partnership or joint venture between the Lender and the Borrower.

     17.8 PUBLICITY.

     Borrower hereby consents to the issuance or dissemination by Lender to the public of information describing the credit accommodations entered into pursuant to this Agreement (as it may be amended, modified and supplemented from time to time) to the extent such information is available to the public pursuant to any filing made by the Borrower with any Regulatory Agency, including without limitation, the name and address of the Borrower, a general description of the Borrower's business and the use of the Borrower's name and logo in connection therewith.

     17.9 COUNTERPARTS.

     This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which shall together constitute one and the same instrument.

     17.10 CONFLICT.

     In the event of a conflict between the terms of this Agreement and the terms of the Note or other Loan Documents, the terms of this Agreement shall be controlling.

     17.11 EFFECTIVENESS OF LOAN DOCUMENTS.

     The Borrower hereby confirms that each of the Security Documents shall continue to secure payment and performance of all of the Obligations under this Agreement and the Borrower's obligations under the Security Documents shall continue to be valid and enforceable and shall not be impaired or limited by the execution or effectiveness of this Agreement. Every reference contained in the Loan Documents to the Loan Agreement shall mean and be a reference to this Agreement and as the Loan Agreement may be further amended. Except as specifically amended by this Agreement each of the Loan Documents shall remain in full force and effect and are hereby ratified and confirmed.

18.      WAIVER OF JURY TRIAL.

             BORROWER AND THE LENDER ACKNOWLEDGE THAT THE RIGHT TO A TRIAL BY JURY IS A CONSTITUTIONAL RIGHT, BUT THAT THE RIGHT MAY BE WAIVED. THE BORROWER AND THE LENDER EACH KNOWINGLY, VOLUNTARILY, IRREVOCABLY AND WITHOUT COERCION,

WAIVE ALL RIGHTS TO TRIAL BY JURY OF ALL DISPUTES BETWEEN THEM. NEITHER THE LENDER NOR THE BORROWER SHALL BE DEEMED TO HAVE GIVEN UP THIS WAIVER OF JURY TRIAL UNLESS THE PARTY CLAIMING THAT THIS WAIVER HAS BEEN RELINQUISHED HAS A WRITTEN INSTRUMENT SIGNED BY THE OTHER PARTY STATING THAT THIS WAIVER HAS BEEN GIVEN UP.

     19. PARTNER LIABILITY.

     19.1 LIMITED RECOURSE TO COMPANY.

     Notwithstanding anything expressed or implied to the contrary contained herein, the Company shall not be liable hereunder or under the Subsidiary Guaranty or under any legal or equitable proceeding or by virtue of any statute, regulation or other applicable law for (i) any payment of principal or interest on, or any other amounts due under, any of the Loans, or (ii) to repay any other indebtedness of Borrower or any Guarantor Subsidiary, provided, however, that nothing herein shall be construed to prevent the Lender from recovering from the Company, or limit the Lender's recourse against the Company for any losses, damages or costs (including without limitation, reasonable legal expenses), incurred by the Lender in connection with the Company's breach of the Company's own covenants and agreements herein, or in connection with the Company's fraud, misappropriation of funds (whether due to the Company's failure to contribute Net Offering Proceeds to the Borrowers, as required by Section 7.17 hereof, or its receipt of Distributions from the Borrower in violation of Section 6.8 hereof, or otherwise) or any misrepresentation made by or on behalf of the Company hereunder or in connection with the transactions contemplated hereby.

     19.2 LIMITED RECOURSE TO PARTNERS OF BORROWER OTHER THAN THE COMPANY.

     With respect to all partners of the Borrower other than the Company, no personal deficiency judgment or any other judgment shall be asserted or enforced against any such partner for payment of any amount hereunder or for observance or performance of any of the obligations of the Borrower contained herein, except as expressly set forth in this Agreement or any other agreement or instrument or document as an obligation of such partner in connection herewith (including without limitation the Subsidiary Guaranty), and provided that the foregoing shall not affect the liability which any of such other partners may have for any fraud, misappropriation of funds or intentional misrepresentation made hereunder by or on behalf of the Borrower or in connection with the transactions contemplated hereby.

     IN WITNESS WHEREOF, the Borrower and Company have executed and delivered this Agreement.

                                       "BORROWER"

                                       PRIME GROUP REALTY, L.P.

                                       By:  PRIME GROUP REALTY TRUST,
                                            its general partner

                                            By:  /s/ Roy P. Rendino
                                               --------------------------------
                                                     Roy P. Rendino
                                               --------------------------------
                                            Its: Senior Vice President
                                               --------------------------------



                                       "COMPANY"

                                       PRIME GROUP REALTY TRUST


                                            By:  /s/ Roy P. Rendino
                                               --------------------------------
                                                     Roy P. Rendino
                                               --------------------------------
                                            Its: Senior Vice President
                                               --------------------------------

     ACCEPTED this 1st day of October, 1998, at Lender's place of business in the City of Chicago, State of Illinois.

                                       LASALLE NATIONAL BANK, a national banking association

                                       By: /s/ John C. Hein
                                          -------------------------------------
                                       Title: First Vice President
                                             ----------------------------------
                                       Address:    135 S. LaSalle Street
                                                   Chicago, Illinois 60603
                                                   Attn: John C. Hein
                                                   Fax No. (312) 904-6467

                                    EXHIBIT A
                                    ---------

                                      Note

                               [Exhibit Omitted]

                                    EXHIBIT B
                                    ---------

                          Bank Boston Credit Agreement

                               [Exhibit Omitted]

                                  SCHEDULE 1.1
                                  ------------

                         List of Guarantor Subsidiaries

NASHVILLE OFFICE BUILDING I, LTD.
OLD KINGSTON PROPERTIES, LTD.
PROFESSIONAL PLAZA, LTD.
CENTRE SQUARE II, LTD.
TRIAD PARKING COMPANY, LTD.
475 SUPERIOR AVENUE, L.L.C.